                                                     Filed Pursuant to 424(b)(3)
                                                      Registration No. 333-38852

PROSPECTUS

                                 CELLPOINT INC.

                        1,686,272 SHARES OF COMMON STOCK

    This Prospectus is being used by certain stockholders (the "Selling Stockholders") of CellPoint Inc. (together with its subsidiaries, unless the context otherwise requires, the "Company" or "CellPoint") to sell an aggregate of up to 1,686,272 shares (the "Shares") of the Common Stock of the Company. The Selling Stockholders will sell the Common Stock, from time to time, at prices then attainable, less ordinary brokers' commissions and dealers' discounts, as applicable. The Shares were offered and sold to the Selling Stockholders pursuant to private offerings in which the Shares were not registered with the Securities and Exchange Commission. The Shares are being offered solely for the account of the Selling Stockholders and we will receive no part of the proceeds of this Offering. For more information about the Selling Stockholders, please refer to the sections entitled "Summary of Offering" and "The Selling Stockholders".

    Our Common Stock trades on the NASDAQ over-the-counter Bulletin Board (or if the Common Stock is accepted for listing on the NASDAQ National Market, on the National Market ("NASDAQ")) under the symbol CLPT. On August 2, 2000 the last reported sale price per share of Common Stock was $21.00.

                            ------------------------

    INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                                                                               PROCEEDS TO ISSUER OR
                                                          PRICE TO PUBLIC         OTHER PERSONS(2)
Per Share............................................        $21.00(1)                (1),(2)
Total................................................      $35,411,712(1)             (1),(2)

(1) Estimated, based upon the last reported sale price of our Common Stock on August 2, 2000.

(2) We will receive no part of the proceeds from the sale of the shares described in this Prospectus. All proceeds will go to the Selling Stockholders, and the amount set forth above assumes that all Shares described in this Prospectus are sold. Our estimated expenses in connection with this Prospectus are approximately $87,000.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is August 4, 2000.

    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OR SOLICITATION WITH RESPECT TO THESE SECURITIES BY THE COMPANY TO ANY PERSON WHO MAY BE CONSIDERED TO BE AN UNDERWRITER OR TO ANY PERSON IN ANY STATE IN WHICH SAID OFFERING OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF OR IN WHICH THE PERSON MAKING SAID OFFERING OR SOLICITATION IS NOT QUALIFIED TO ACT AS DEALER OR BROKER OR OTHERWISE TO MAKE SUCH OFFERING OR SOLICITATION.

    WE HAVE AGREED TO FILE AMENDMENTS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART IN ORDER TO INFORM POTENTIAL PURCHASERS OF THE COMMON STOCK OF ANY FACTS OR EVENTS ARISING AFTER THE DATE OF THIS PROSPECTUS WHICH ARE MATERIAL TO SUCH PURCHASER'S INVESTMENT DECISION. WE WILL DISTRIBUTE ANY SUCH AMENDMENTS TO THIS PROSPECTUS TO THE SELLING STOCKHOLDERS AFTER SUCH AMENDMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") (our SEC file number is 000-25205). Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and their copy charges. We maintain a website at HTTP://WWW.CELLPT.COM.

    IN CONNECTION WITH THIS OFFERING, CERTAIN SELLING STOCKHOLDERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK OF THE COMPANY ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "PLAN OF DISTRIBUTION".

                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain "forward-looking statements". We have based these forward-looking statements on our current expectations and projections about future events, and they do not relate strictly to historical or current facts. Our actual results could differ materially from the results discussed in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about CellPoint, including, among other things:

    - The ability of the Company to continue as a going concern;

    - The rate of market development and acceptance of positioning technology and services;

    - The unpredictability of our sales cycle;

    - The limited revenues and significant operating losses we have generated to date;

    - The possibility of significant ongoing capital requirements;

    - The loss of any significant customer;

    - Our ability to secure additional financing as and when necessary;

    - Our ability to retain the services of our key management and to attract new members of the management team;

    - Our ability to effect and retain appropriate patent, copyright and trademark protection of our products; and

    - Our ability to achieve adequate levels of revenue to recover our investment in capitalized software development costs.

    We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events contained or incorporated by reference in this Prospectus might not occur.

                            ------------------------

    We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we previously filed with the SEC, is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                              SUMMARY INFORMATION

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT OUR BUSINESS AND THIS OFFERING. IT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF COMMON STOCK.

OUR BUSINESS

    CellPoint is engaged in the business of promoting, marketing, developing and supporting the "CellPoint System", a digital cellular, or GSM (Global System for Mobile Communications, "GSM"), technology for positioning and telematics services. We acquired the rights to the technology platform supporting the CellPoint System in February 1999 and have the right to use it worldwide, with the exception of sub-Saharan Africa. In February 2000, we acquired Unwire AB, which develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning.

    We focus on the worldwide marketing, development, support, distribution and sales of the Company's technologies and applications for digital cellular communication and positioning systems. Our technology and the applications of the technology are collectively marketed under the name, the "CellPoint System".

    The CellPoint System enables users to determine the position of a cellular telephone or object, or to control remotely objects equipped with the necessary hardware and software components using the existing GSM cellular networks, called telematics. Objects would typically be assets such as motor vehicles including cars, trucks, boats, construction machinery and other machinery and equipment possessing power. Telematics involves wireless remote management and control of machines and equipment. The field of applications spans all industries and includes logistics, alarm management, elevator systems, vending machines, container management, meter reading, fleet management, vehicle monitoring and remote control, quality control, cash and ATM terminals, gate and door management, security, supervision and service information. The primary location service applications include resource management of mobile service personnel, friend finding relative to one's own location, personal security services and fleet management and vehicle tracking for security, including positioning and tracking for recovery in the event of theft.

OUR ADDRESS

    We were originally organized as Technor International, Inc. on February 28, 1997, as a Nevada corporation, pursuant to the provisions of General Corporation Law of Nevada. On October 4, 1999, we changed our corporate name to "CellPoint Inc." in order to generate wider name recognition in the business and financial communities. Our Common Stock trades on the NASDAQ National Market under the symbol CLPT.

    Our principal business address and telephone numbers are Kronborgsgrand 7, 164 46 Kista, Sweden, telephone +46 (0)8 5947-4900, facsimile +46 (0)8 35 87 90.
We also maintain executive offices at Trinity Court, Wokingham Road, Bracknell, RG42 1PL, England, telephone + 44 1344 624565. The Company maintains a website at www.cellpt.com. Information contained in our website is not a part of this Prospectus.

BUSINESS STRATEGY

    We are engaged in the business of promoting, developing, marketing, selling and supporting the CellPoint System and related applications. Our cellular positioning technology and services are marketed primarily to carriers of cellular services. The Company will earn its revenues through the sale of a tiered license to use the technology platform (based on number of customers and transaction rates) and through participation in new revenue streams created as a result of the new services that the network operator can offer. Our technology supports GSM telephones as well as purpose-designed terminals for in-vehicle and industrial use. In the case of purpose-designed terminals, revenues are generated through the sale of hardware, application software and transaction traffic over GSM networks. This telematics business is operated through our wholly-owned subsidiary, Unwire AB in Sweden, and customer targets are larger industrial companies and systems integrators as well as retail customers for standard products.

    We signed our first commercial agreement in April 1999 with Tele2, a GSM network operator in Sweden, for positioning services for GSM telephones. Tele2 announced the launch of commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. We also have signed a commercial evaluation agreement with France Telecom Mobiles for an application based on the CellPoint System. CellPoint is also party to other strategic alliances to co-market new services internationally, such as with Yahoo Sverige AB, where Yahoo! has branded CellPoint's Finder! product as Yahoo! Find-A-Friend, and with Matrix Vehicle Tracking (Pty) Ltd. for deploying vehicle tracking and fleet management services with purpose-designed terminals. We also cooperate with numerous cellular industry suppliers including cellular phone and SIM card manufacturers. We continue to seek additional strategic alliances for distribution and marketing channels to sell the positioning and telematics services for GSM cellular phones and proprietary hardware terminals to end-users. End-users can include companies wishing to track and protect their vehicle fleets for purposes of resource scheduling, dispatch, security and theft recovery. End-user individuals could be people wanting to know the location of people they have on their buddy lists, or the owner of a car for purposes of location in the event of theft, for emergency SOS/E-911 services or location-based information services.

    In addition to location services, our technology also supports telematics applications. A control center, equipped with the necessary CellPoint client software and mapping application, can track a stolen vehicle and report on the vehicle's whereabouts. Law enforcement personnel can verify that they have located the exact vehicle in question when executing the remote control operation such as to blink the vehicle's rear lights. Other telematics applications being marketed include wireless remote management and control of machines and equipment, such as for alarm management, elevator systems, vending machines, container management, meter reading, fleet management, quality control, cash and ATM terminals, gate and door management, security, supervision and service information. Purpose-designed terminals can be installed at manufacture or after the fact.

RECENT DEVELOPMENTS

    On February 29, 2000, we acquired Unwire AB ("Unwire"). Unwire develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning. We purchased all of the outstanding stock of Unwire by issuing to the stockholders of Unwire an aggregate of 1,075,000 shares of our Common Stock, valued at approximately $72 million. We have agreed to register all of such shares with the SEC prior to December 31, 2000, and a portion of such shares are included in this Prospectus.

    On May 4, 2000, we entered into an agreement with Yahoo Sevrige AB, a European subsidiary of Yahoo! We have agreed to co-market a person-to-person locator service for mobile phones in specified countries in Europe. The service will be called "Yahoo! Find-A-Friend". Using our Finder! technology, Yahoo! Find-A-Friend allows users to readily pinpoint the location of the friend or colleague they are trying to contact. The service can easily be bundled with pre-paid network packages sold by mobile network operators as an added value feature to maintain customer loyalty and attract new subscribers. CellPoint's Finder! and Yahoo! Find-A-Friend can be used anywhere in the world where there is a GSM network in place.

    On July 13, 2000, we announced a commercial agreement with France Telecom Mobiles. The Fleet Management service supplied to France Telecom Mobiles in the commercial agreement is based on the Resource Manager Service from CellPoint. It enables transport, security, service and sales organizations to be more efficient and to increase customer satisfaction by routing their vehicles and personnel more effectively. The CellPoint solution for France Telecom Mobiles uses standard GSM phones. Users access the location services through a standard Internet connection.

    On August 3, 2000 Lars Persson became a Director of the Company and the Chief Executive Officer of CellPoint Europe Limited. Mr. Persson was most recently President of Telia Mobile International. Telia Mobile is a substantial mobile telecommunication operator in the Nordic countries.

THE SELLING STOCKHOLDERS

    This Prospectus relates to the registration of the resale of 1,686,272 shares of our Common Stock, beneficially owned by certain of the Company's stockholders (the "Selling Stockholders"). These shares were issued in private placement transactions and have not previously been registered with the SEC. See "The Selling Stockholders" and "Plan of Distribution".

THE OFFERING

    The Shares offered pursuant to this Prospectus are shares of our Common Stock. Each Share is entitled to one vote per share on matters submitted to the stockholders of the Company for approval. We have not declared any dividends on our Common Stock. We do not anticipate paying any dividends in the foreseeable future as we intend to reinvest all earnings in the business of the Company.

USE OF PROCEEDS

    We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. Some of the Shares included in this Prospectus have not yet been issued, but are issuable upon the exercise of warrants held by certain of the Selling Stockholders, which warrants have exercise prices ranging from $7.49 to $8.89. If all of those warrants are exercised, we will receive $2,392,325 in proceeds from the exercise of such warrants. We will use the proceeds, if any, from the exercise of the warrants for working capital.

           SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

    THE FOLLOWING TABLES SUMMARIZE THE FINANCIAL DATA FOR OUR BUSINESS. YOU SHOULD READ THIS INFORMATION TOGETHER WITH "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                                                    PERIOD FROM
                                                                    FEBRUARY 28,
                                                                        1997
                                                                    (INCEPTION)        NINE MONTHS ENDED
                                           YEAR ENDED JUNE 30,        THROUGH              MARCH 31,
                                        -------------------------     JUNE 30,     -------------------------
                                           1999          1998           1997          2000          1999
                                        -----------   -----------   ------------   -----------   -----------
                                                (AUDITED)            (AUDITED)            (UNAUDITED)
INCOME STATEMENT DATA:
  Operating revenues..................  $        --   $        --      $     --    $   619,274   $        --
  Gross profit........................           --            --            --        556,816            --
  (Loss) from operations..............   (2,873,479)     (835,808)      (24,321)    (5,693,472)   (1,489,929)
  Other Income (Expense)..............      (96,272)       23,237           300       (818,348)        6,721
  Net (Loss)..........................   (2,969,751)     (812,571)      (24,021)    (6,511,820)   (1,483,208)
  (Loss) per share basic and
    diluted...........................         (.36)         (.18)         (.01)         (0.73)        (0.20)

BALANCE SHEET DATA:
  Current assets......................  $   236,193     7,272,737       115,276    $ 5,888,512     1,262,854
  Total assets........................   11,756,542    11,632,829       118,341     87,421,508    13,307,708
  Total liabilities...................      595,460       919,495        40,100      2,477,329       657,945
  Working capital.....................     (359,447)    6,353,242        75,176      3,411,183       604,909
  Stockholders' equity................   11,160,902    10,713,334        78,241     84,944,179    12,649,763

                                  RISK FACTORS

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR SHARES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD BE LIKELY TO SUFFER. IN THAT CASE, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

    OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

    We have only a limited operating history on which you can base an evaluation of our business and prospects. We commenced operations in February 1997. We have had only minimal commercial revenues to date and have relied heavily upon proceeds from the sale of our securities to fund our operations. Our business and prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as the market for positioning services. We cannot assure you that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that our efforts will result in successful product commercialization.

    WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE SIGNIFICANT FUTURE LOSSES.

    For the nine months ended March 31, 2000, we had aggregate commercial revenues of $619,274. We incurred a loss of ($6,511,820) for such nine-month period, as compared to a loss of ($1,483,208) for the nine months ended March 31, 1999. If we were to record profits, we do not anticipate paying dividends on our Common Stock in the foreseeable future.

    OUR FINANCIAL STATEMENTS FOR OUR LAST TWO FISCAL YEARS INCLUDE A STATEMENT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

    The report of our independent accountants, BDO International AB on the Company's financial statements for the fiscal year ended June 30, 1999 and 1998, includes a statement that the Company is a development stage company, with no revenues, and has sustained losses from operations since inception. The auditors have stated that there is substantial doubt about the ability of the Company to continue as a going concern. Investors in the Company's shares should review carefully the report of BDO International AB. There can be no assurances that the Company will be able to continue as a going concern.

    WE MAY NEED ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS WHICH MAY NOT BE AVAILABLE ON FAVORABLE TERMS, IF AT ALL.

    We are likely to need additional cash in order to implement our strategies, including cash for (i) payment of increased operating expenses; and
(ii) further implementation of our business strategies. We may raise such additional capital through additional public or private financings, as well as borrowings and other resources. While we have no commitments in place as of the date of this Prospectus, we are actively negotiating with several investment banks to undertake a financing. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. We cannot be assured that we will have access to the capital markets in the future, or that financing will be available to us on acceptable terms to satisfy our cash requirements. If we cannot obtain the necessary capital, our business and financial condition will be materially and adversely affected. In such event, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our assets that we would not otherwise choose to do.

    WE DEPEND HEAVILY ON OUR KEY PERSONNEL, AND OUR INABILITY TO RETAIN THEM COULD ADVERSELY AFFECT OUR BUSINESS.

    Our success will depend, in part, on the continued availability of our senior management team, particularly Peter Henricsson, President and Chief Executive Officer, and Lynn Duplessis, Senior Vice President. We have employment agreements with our executive officers: Lynn Duplessis and Peter Henricsson.
Mr. Henricsson and Ms. Duplessis are husband and wife. The loss of any of these key employees could have a material adverse effect on our business and prospects. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure of any key personnel from the service of the Company. We do not maintain any key man life insurance with respect to any of our executive employees.

    IN THE EVENT WE WERE TO DISSOLVE, OUR STOCKHOLDERS WOULD BE UNLIKELY TO RECEIVE ANY DISTRIBUTIONS.

    In the event our operating results or lack of funding forced us to dissolve or commence insolvency proceedings, the proceeds realized from the liquidation of our assets, if any, will be distributed to our stockholders only after satisfaction of claims of our creditors. Your ability to recover all or any portion of an investment in our stock will depend on the amount of funds realized and the size of the claims.

    WE HAVE NOT YET ACHIEVED FULL MARKET ACCEPTANCE OF OUR PRODUCTS.

    We are currently implementing commercial operations of the CellPoint System. Our first commercial agreement was signed in April 1999 with Tele2, a GSM network operator in Sweden, for positioning services for GSM telephones. Tele2 launched commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. We have signed an evaluation agreement with France Telecom Mobiles for an application based on the CellPoint System for use with France Telecom's customers, but commercial rollout has not yet been agreed to by France Telecom Mobiles. Further strategic alliances are in place to co-market new services internationally, such as with Yahoo Sverige AB, where Yahoo! has branded CellPoint's Finder! product as Yahoo! Find-A-Friend, and with Matrix Vehicle Tracking (Pty) Ltd. for deploying vehicle tracking and fleet management services with purpose-designed terminals. We have begun to receive contract revenues from these initial contracts. Though we are marketing the CellPoint System throughout Europe, Asia and North America, we cannot assure you that we will be successful in procuring additional contracts, or that the contracts obtained will be profitable. We also cooperate with numerous cellular industry suppliers including cellular phone and SIM card manufacturers. We are seeking additional strategic alliances for distribution and marketing channels to sell the positioning and telematics services for GSM cellular phones and proprietary hardware terminals to end-users.

    We cannot assure you that the CellPoint System will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit the Company to recover start-up and other associated costs. Failure of the CellPoint System to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions, and results of operations.

    WE MAY ENCOUNTER DIFFICULTIES IN IMPLEMENTING OUR BUSINESS STRATEGY.

    Although we intend to pursue a strategy of aggressive product marketing, development and distribution, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to its customers; (iii) obtain adequate financing on favorable terms to fund its business strategy; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate in the face of increasing competition. If we are unable to achieve any or all of these goals, we will not be able to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

    THE PERFORMANCE OF OUR PRODUCTS COULD RESULT IN PRODUCT LIABILITY FOR OUR BUSINESS OR PRODUCT RECALLS.

    We are responsible for product performance and liabilities of our products based on our core technology. We currently have product liability insurance, but there can be no assurance that we will be able to obtain additional insurance or maintain such insurance on acceptable terms that such insurance will provide adequate coverage against potential liabilities. We face a business risk of exposure to product liability and other claims in the event that the use of the CellPoint System is alleged to result in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. We cannot assure you that we will avoid significant product liability exposure or that insurance coverage will be available in the future on commercially reasonable terms, or at all, that such insurance will be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the marketing and distribution of the CellPoint System.

    Product recalls may be issued at the discretion of the Company or government agencies having regulatory authority for product sales and may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that product recalls will not occur in the future. Any product recall could materially adversely affect our business, financial condition or results of operations. There can be no assurance that future recalls or returns would not have a material adverse effect upon our business, financial condition and results of operations.

    A FEW STOCKHOLDERS OWN A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN ORDER TO CONTROL, OR AT LEAST EXERT A MAJOR INFLUENCE ON, MAJOR DECISIONS TO BE TAKEN BY OUR STOCKHOLDERS.

    Mr. Henricsson and Ms. Duplessis, the founders of the Company, beneficially own together approximately 19.1% of our issued and outstanding shares. Novel Electronics Systems & Technologies, Ltd., the company from whom we purchased the core technology, beneficially owns approximately 24.1% of our issued and outstanding shares. Mr. Henricsson and Ms. Duplessis are not shareholders of Novel. Because of such ownership, Mr. Henricsson, Ms. Duplessis and Novel together could control the election of all members of the Board of Directors of the Company and determine all corporate actions. Stockholders are not entitled to accumulate their votes for the election of directors or otherwise.

RISKS RELATED TO OUR INDUSTRY

    THE TECHNOLOGY IN OUR INDUSTRY CHANGES RAPIDLY, AND WE MAY BE DISADVANTAGED IF WE ARE UNABLE TO KEEP PACE WITH SUCH CHANGES.

    The market for the CellPoint System and cellular telecommunications products is characterized by ongoing changing technology which could result in product obsolescence or short product life cycles. Similarly, the industry is characterized by continuous development and introduction of new products and technology standards to replace outdated products and technology. There can be no assurance that competitors will not develop technologies or products that render the CellPoint System obsolete or less marketable. We may be required to satisfy evolving industry or customer requirements, which could require the expenditure of significant funds and resources, and we do not have a source or commitment for any such funds and resources.

    COMPETITION COULD HARM OUR BUSINESS.

    The telecommunication and cellular telephone industries continue to undergo rapid change, and competition is intense and is expected to increase. We are aware that other companies and businesses market, promote and develop technologies and products which could be competitive with the CellPoint System. There may exist other technologies and products that are functionally equivalent or similar to the CellPoint System. We expect that companies or businesses which may have developed or are developing such technologies and products, as well as other companies and businesses which have the expertise which could encourage them to develop and market competitive products and technology, may attempt to develop technology and products directly competitive with the CellPoint System. Many of these competitors have greater financial and other resources than we do.

    There can be no assurance that competitors have not or will not succeed in developing technologies and products that are more effective than any which we are developing or which would render the CellPoint System obsolete and noncompetitive. Many of our competitors have substantially greater experience, financial resources and marketing capabilities than we do.

    WE ARE DEPENDENT ON INTERNATIONAL SALES, AND OUR BUSINESS IS SUBJECT TO THE LOCAL BUSINESS RISKS IN EACH COUNTRY IN WHICH WE DO BUSINESS.

    We anticipate that a significant portion of the revenue from the sale of the CellPoint System will be derived from customers located outside the United States of America. Currently, all of our customers are located in other countries, and international sales will account for a significant portion of our revenues. There can be no assurance that we will be able to compete successfully in international markets or to satisfy the service and support requirements of our customers. Additionally, our sales and operations could be subject to certain risks, including tariffs, and other barriers, difficulties in staffing and managing foreign subsidiary and branch operations, currency exchange risks and exchange controls, potentially adverse tax consequences and the possibly of difficulty in accounts receivable collection. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

    We will sell the CellPoint System in currencies other than the U.S. Dollar, which could make the management of currency fluctuations difficult and expose us to risks. Our results of operations are subject to fluctuations in the value of various currencies against the U.S. Dollar. Although we will monitor our exposure to currency fluctuations, you should recognize that exchange rate fluctuations could have a material adverse effect on our results of operations or financial condition.

    Our products may be subject to foreign government standards and regulations that are continually being amended. Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that the CellPoint System will comply with government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations. Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

    OUR BUSINESS DEPENDS UPON THE VALUE OF OUR TRADE SECRETS AND PROPRIETARY TECHNOLOGY.

    Our success will depend on our ability to protect our trade secrets and operate without infringing on the proprietary rights of others. We are not aware of any infringement by our technology on the proprietary rights of others and have not received any notice of claimed infringement. However, we have not conducted any investigation as to possible infringement and there can be no assurance that third parties will not assert infringement claims against us in connection with our products, and that any such assertion of infringement will not result in litigation or that we would prevail in such litigation.

    We also rely on trade secrets and proprietary know-how and we employ various methods to protect the concepts, ideas and documentation relating to our proprietary technology. Such methods may not afford us complete protection, and we are subject to the risk that others will independently obtain access to our trade secrets and know-how or independently develop products or technologies similar to ours. Furthermore, although we have and expect to have confidentiality and non-competition agreements with our employees and appropriate suppliers and manufacturers, there can be no assurance that such arrangements will adequately protect our trade secrets.

RISKS RELATED TO THIS OFFERING

    OUR SHARES MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS.

    The market price for our Common Stock may fluctuate significantly in response to a variety of reasons, some of which are beyond our control:

    - variations in quarterly operating results;

    - changes in financial estimates by securities analysts;

    - changes in market valuation of our competitors or perceived competitors;

    - changes in market valuation of companies in the telecommunications industry;

    - announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

    - additions or departures of key personnel;

    - sales of common stock or termination of stock transfer restrictions; and

    - fluctuations in trading volume, which are particularly common among high technology companies.

In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities generally.

    Our Common Stock is currently traded in the NASDAQ over-the-counter market Bulletin Board. We have applied for listing on the NASDAQ National Market. Although we believe that our application for such listing will be accepted, there can be no assurance that we will meet the criteria necessary for such application to be granted, or that if granted, we will meet the criteria for continued listing on the NASDAQ National Market. To the extent that the Company does not secure or maintain such listing, our stockholders could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, failure to list or maintain a listing for the Common Stock may make the Common Stock ineligible for use as, or make the Common Stock substantially less attractive as, collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state legal investment laws, as consideration in the financing of future acquisitions of businesses or assets by us, and for issuance by us in future capital raising transactions.

    SALES OF SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE.

    As a result of the limited trading market for our Common Stock and the large number (relative to such trading markets) of shares of our Common Stock available for sale in the public market pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), sales by our stockholders of Common Stock in the public market could materially adversely affect the prevailing market price for the Common Stock and could impair our ability to raise capital through offerings of our equity securities. Any such sales could materially adversely affect the then-prevailing market price for the Common Stock or the ability of our stockholders to sell their shares.

    CERTAIN ANTI-TAKEOVER PROVISIONS MAY PRODUCE RESULTS DISFAVORED BY OUR STOCKHOLDERS.

    Our Articles of Incorporation permit us, without further stockholder action, to issue up to 3,000,000 shares of preferred stock, having such rights and preferences as our board of directors may determine. In addition, our Articles and Amended and Restated By-laws contain various provisions which, under certain circumstances, could make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of any of the Shares by the Selling Stockholders. Some of the Shares included in this Prospectus have not yet been issued, but are issuable upon the exercise of warrants held by certain of the Selling Stockholders, which warrants have exercise prices ranging from $7.49 to $8.89. If all of those warrants are exercised, we will receive $2,392,325 in proceeds from the exercise of such warrants. We will use the proceeds, if any, from the exercise of the warrants for working capital.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our capital stock, and do not currently anticipate paying any cash dividends on our common stock in the foreseeable future.

                                 CAPITALIZATION

    Our capitalization, at March 31, 2000, was as follows:

Preferred stock, par value $0.001...........................            --
Common stock, par value $0.001
  Stated capital............................................        10,465
  Additional paid-in capital................................    95,300,348
Cumulative translation adjustment...........................       (48,471)
Accumulated deficit.........................................   (10,318,163)
                                                              ------------
Total stockholders' equity..................................  $ 84,944,179
                                                              ============

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following table contains selected financial information derived from our financial statements set forth elsewhere in this Prospectus, and should be read in conjunction with such financial statements and notes thereto. The following tables summarize certain financial data derived from our audited consolidated financial statements for the fiscal years ended June 30, 1999, 1998 and 1997, respectively, and financial data derived from our unaudited consolidated financial statements for the nine-month periods ended March 31, 2000 and March 31, 1999. Our unaudited financial statements as of March 31, 2000 and 1999 and for the respective nine-month periods then ended have been prepared on the same basis as our audited financial statements and, in our opinion, include all adjustments necessary (consisting of only normal recurring adjustments and accruals) to present fairly our financial position and the results of operations.

                                                              PERIOD FROM
                                                             FEBRUARY 28,
                                                                 1997
                                                              (INCEPTION)
                                    YEAR ENDED JUNE 30,         THROUGH      NINE MONTHS ENDED MARCH 31,
                                 -------------------------     JUNE 30,      ---------------------------
                                    1999          1998           1997            2000           1999
                                 -----------   -----------   -------------   ------------   ------------
                                         (AUDITED)             (AUDITED)             (UNAUDITED)
INCOME STATEMENT DATA:
  Operating revenues...........  $        --   $        --       $     --    $   619,274    $        --
  Gross profit.................           --            --             --        556,816             --
  (Loss) from operations.......   (2,873,479)     (835,808)       (24,321)    (5,693,472)    (1,489,929)
  Other Income (Expense).......      (96,272)      (23,237)           300       (818,348)         6,721
  Net (Loss)...................   (2,969,751)     (812,571)       (24,021)    (6,511,820)    (1,483,208)
  (Loss) per share basic and
    diluted....................         (.36)         (.18)          (.01)         (0.73)         (0.20)

BALANCE SHEET DATA:
  Current assets...............  $   236,193     7,272,737        115,276    $ 5,888,512      1,262,854
  Total assets.................   11,756,542    11,632,829        118,341     87,421,508     13,307,708
  Total liabilities............      595,460       919,495         40,100      2,477,329        657,945
  Working capital..............     (359,447)    6,353,242         75,176      3,411,183        604,909
  Stockholders' equity.........   11,160,902    10,713,334         78,241     84,944,179     12,649,763

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO WHICH APPEAR ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT OUR PLANS, ESTIMATES AND BELIEFS, AND IS SUBJECT TO UNCERTAINTIES AND RISKS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS, PARTICULARLY IN "RISK FACTORS".

OVERVIEW

    We have a limited operating history upon which an evaluation of our prospects can be made. Our prospects must be considered keeping in mind the risks, expenses, and difficulties frequently encountered in the establishment of a new business in an ever changing industry and the research, development, manufacture, distribution, and commercialization of technology, procedures, and products and related technologies. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in product commercialization or that our efforts will result in successful product commercialization. There can be no assurance that we will be able to achieve profitable operations. These risks and uncertainties include the rate of market development and acceptance of positioning and telematics technology, the unpredictability of our sales cycle, the limited revenues and significant operating losses generated to date, and the possibility of significant ongoing capital requirements. For the purposes of the safe harbor protection for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, readers are urged to review the list of certain important factors set forth in "Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995".

    The report of our independent accountants, BDO International AB, on the Company's financial statements for the fiscal years ended June 30, 1998 and 1999, includes a statement that, as of such dates, we had no revenues and we have sustained losses from operations since inception. The auditors have stated that there was substantial doubt about our ability to continue as a going concern. Investors in our shares should review carefully the report of BDO International AB. There can be no assurances that we will be able to continue as a going concern, although since the date of such audit report, we raised $10,000,000 in a private placement of equity in 1999 and a minimal level of revenues from commercial operations.

    For purposes of the discussion contained herein, all information is reported on a consolidated basis for CellPoint and its subsidiaries.

BUSINESS STRATEGY

    We are engaged in the business of promoting, developing, marketing, selling and supporting the CellPoint System and related applications. Our cellular positioning technology and services are marketed primarily to carriers of cellular services. We earn revenues through the sale of a tiered license to use the technology platform (based on number of customers and transaction rates) and through participation in new revenue streams created as a result of the new services that the network operator can offer. The technology supports GSM telephones as well as purpose-designed terminals for in-vehicle and industrial use. In the case of purpose-designed terminals, revenues are generated through the sale of hardware, application software and transaction traffic over GSM networks. This telematics business is operated through our wholly owned subsidiary, Unwire AB in Sweden, and customer targets are larger industrial companies and systems integrators as well as retail customers for standard products.

    We signed our first commercial agreement in April 1999 with Tele2, a GSM network operator in Sweden, for positioning services for GSM telephones. Tele2 announced commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. We also have signed a commercial evaluation agreement with France Telecom Mobiles for an application based on the CellPoint System. CellPoint is also party to other strategic alliances to co-market new services internationally, such as with Yahoo Sverige AB, where Yahoo! has branded CellPoint's Finder! product as Yahoo! Find-A-Friend, and with Matrix Vehicle Tracking (Pty) Ltd. for deploying vehicle tracking and fleet management services with purpose-designed terminals. We also cooperate with numerous cellular industry suppliers including cellular phone and SIM card manufacturers. We continue to seek additional strategic alliances for distribution and marketing channels to sell the positioning and telematics services for GSM cellular phones and proprietary hardware terminals to end-users. End-users can include companies wishing to track and protect their vehicle fleets for purposes of resource scheduling, dispatch, security and theft recovery. End-user individuals could be people wanting to know the location of people they have on their buddy lists, or the owner of a car for purposes of location in the event of theft, for emergency SOS/E-911 services or location-based information services.

    In addition to location services, our technology also supports telematics applications. A control center, equipped with the necessary CellPoint client software and mapping application, can track a stolen vehicle and report on the vehicle's whereabouts. Law enforcement personnel can verify that they have located the exact vehicle in question when executing the remote control operation, such as to blink the vehicle's rear lights. Other telematics applications being marketed include wireless remote management and control of machines and equipment, such as for alarm management, elevator systems, vending machines, container management, meter reading, fleet management, quality control, cash and ATM terminals, gate and door management, security, supervision and service information. Purpose-designed terminals can be installed at the point of manufacture or after the fact.

RESULTS OF OPERATIONS

    We commenced operations in February 1997. We have relied heavily upon proceeds from the sale of its securities to fund its operations.

QUARTER ENDED MARCH 31, 2000

    During the quarter ended March 31, 2000, we earned revenue of $265,511 from our contracts, as compared to no revenues in the quarter ended March 31, 1999. For the quarter ended March 31, 2000, we incurred a net loss of ($2,813,451), as compared to a net loss of ($672,860) during the quarter ended March 31, 1999. At March 31, 2000, we had an accumulated deficit of ($10,318,163). While we have begun to realize revenues from commercial operations subsequent to December 31, 1999, there can be no assurances that we will be able to expand our revenue-generating operations or that our operations will be profitable.

    During the quarter ended March 31, 2000, we had total operating expenses of $3,007,332, which represents a significant increase over $682,166 of operating expenses during the comparable quarter in 1999. This increase resulted from our efforts in implementation of our commercial operations, the running of pilot programs, the expansion of our operations to achieve commercialization of the technology, increasing our marketing and development activities and expanding our staff. The total operating expenses also include depreciation and amortization expenses of $1,379,378 primarily related to the purchased technology and Matrix franchising concept.

    At March 31, 2000, we had 66 employees, up from 31 employees at the June 30, 1999 fiscal year-end.

    On February 29, 2000, we acquired Unwire. Unwire develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning. We purchased all of the outstanding stock of Unwire by issuing to the stockholders of Unwire an aggregate of 1,075,000 shares of our Common Stock, valued at approximately $72 million. We have agreed to register all of such shares with the SEC prior to December 31, 2000, and a portion of such shares are included in this Prospectus. Unwire's assets include, but are not limited to,
(i) cash on hand, (ii) accounts and accounts receivable, (iii) prepaid expenses,
(iv) furniture and fixtures, machinery and equipment, and inventory in all forms, (v) leases, (vi) intellectual property and proprietary rights and interests and (vii) contracts and contract rights. These assets are used in connection with Unwire's business which focuses on the development of systems and equipment for GSM positioning and telematics. We intend to continue such use of the assets of Unwire.

NINE MONTHS ENDED MARCH 31, 2000

    For the nine months ended March 31, 2000, we had aggregate commercial revenues of $619,274. We incurred a loss of ($6,511,820) for such nine-month period, as compared to a loss of ($1,483,208) for the nine months ended
March 31, 1999. Selling, general and administrative expenses were $2,580,902, and depreciation and amortization expense was $2,398,419 during the nine months ended March 31, 2000. For the nine months ended March 31, 1999, selling, general and administrative expenses were $1,296,409, and depreciation and amortization expense of $193,520.

    We also incurred financial items of $818,348 during the nine months ended March 31, 2000, which is mostly attributable to the interest costs and original issue discount associated with the $2,000,000 bridge financing closed in August 1999

FISCAL YEAR ENDED JUNE 30, 1999

    For fiscal 1999, the Company had no revenues from commercial operations. The Company funded its operations out of proceeds from equity offerings. For fiscal 1999, the Company incurred a net loss of ($2,969,751).

    The remaining $120,000 stock subscription outstanding at June 30, 1998 was paid in November 1998 and in March 1999 such that at June 30, 1999, there was a zero balance.

FISCAL YEAR ENDED JUNE 30, 1998

    We had no revenues from operations during the fiscal year ended June 30, 1998. In March 1997, we sold 500,000 shares of our Common Stock at $0.20 per share pursuant to Rule 504 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). We received gross proceeds of $100,000 from such offering. During the period from the commencement of operations until June 1997, the end of our first fiscal year, we spent approximately $40,100. This amount was spent for general and administrative purposes, including the costs of setting up offices.

    For our fiscal year ended June 30, 1998, the Company did not have any revenues from commercial operations. In February 1998, we sold 715,000 shares of its Common Stock at $1.25 per share, pursuant to Rule 504 of Regulation D under the Securities Act. We received gross proceeds of $893,750 from such offering. In June 1998, we sold 775,000 shares of our Common Stock at $4.00 per share, pursuant to Regulation S under the Securities Act. All such shares were sold to "non-U.S. Persons" as defined in Regulation S. We received gross proceeds of $3,100,000 from such offering.

    We incurred a loss of ($812,571) for its 1998 fiscal year. For that period, selling, general and administrative expenses were $513,652, professional fees were $315,431, and depreciation expense was $6,725. We also realized a net gain of $23,237 for financial items, consisting mainly of exchange rate differences during the financing together with interest on capital. Labor costs for fiscal 1998 were $196,300 as we grew from two to seven employees. The Company purchased computer equipment for $110,000.

    In fiscal 1998, we issued 1,950,000 shares of our Common Stock and paid $500,000 for the initial license of the technology platform underlying the CellPoint System. Such transaction was amended and restated in 1999 so that we acquired the technology outright for additional 500,000 shares of our Common Stock.

LIQUIDITY AND CAPITAL RESOURCES

    We required additional capital at the end of calendar 1999 to implement our business strategies, including cash for (i) payment of increased operating expenses such as salaries for additional employees; and (ii) further implementation of those business strategies. Such additional capital may be raised through additional public or private financing, as well as borrowings and other resources. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. No assurance can be given, however, that we will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy our cash requirements to implement our business strategies. If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial conditions will be materially and adversely affected. We may be required to raise substantial additional funds. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or product candidates that we would not otherwise relinquish. While we have begun to receive commercial revenues, there can be no assurances that our existing commercial agreements will provide adequate cash to sustain our operations. If we decide to expand our business faster, or to geographic areas outside of Europe during the next twelve months, we may need to raise further capital.

    No assurance can be given, however, that we will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy our cash requirements to implement its business strategies. Our inability to access the capital markets or obtain acceptable financing could have a material adverse effect on the results of operations and financial conditions of the Company. If, as we expand our operations, adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or product candidates that we would not otherwise relinquish. If we decide to expand our business faster, or to geographic areas outside of Europe, we may need to raise further capital.

    In April 1999, we entered into an agreement with Tele2 to provide our technology and related services in Sweden. Tele2 launched commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. We will receive a percentage of the revenue stream created through the new service being offered by Tele2. Those revenue streams are a percentage of fees that Tele2 will collect and include a monthly minimum payment requirement. To date, we have received an aggregate of $440,444 from the Tele2 agreement.

    In July 1999, we entered into an evaluation agreement with France Telecom Mobiles to provide our technology and related services in France. Revenues commenced during this evaluation project and significant revenue is expected by management upon completion of the evaluation project by France Telecom Mobiles.

    We are currently running approximately 10 pilot projects and technology evaluations with cellular network providers throughout Europe and other parts of the world. We cannot assure you that any of these pilot projects will result in the execution of definitive contracts for our products and services. We cannot rely on the anticipated revenue from these projects to meet our current growth and expense projections. We believe that we will have to raise additional funds through the sale of our equity securities, until the completion of such pilot programs and commercial roll-outs are implemented.

FISCAL YEAR ENDED JUNE 30, 1999

    At June 30, 1999, we had $236,193 in current assets. Cash and cash equivalents amounted to $180,073. The decrease in cash and cash equivalents from June 30, 1998 is attributable to our ongoing operations without receiving any commercial revenues during that period. During such fiscal year, current assets decreased by $7,036,544 mostly as a result of the restated agreements during the period. This includes $5,400,000 relative to the exercise of the option to purchase our core technology and related assets. Current liabilities decreased from $919,495 at June 30, to $595,640 at June 30, 1999.

    Our stockholders' equity was $11,160,902 at June 30, 1999, including an accumulated deficit of $3,806,343.

FISCAL YEAR ENDED JUNE 30, 1998

    At June 30, 1998, we had $7,272,737 in current assets. Cash and cash equivalents amounted to $764,603. We also had $2,346,667 in subscription receivable from our Regulation S offering, which subscriptions of $2,226,667 were subsequently paid during the first fiscal quarter of 1999. We had indebtedness to an employee of $151,554, and owed $250,000 in connection with the acquisition of the technology license.

    Our stockholders' equity was $10,713,334 at the end of fiscal 1998, including an accumulated deficit of $836,592.

NINE MONTHS ENDED MARCH 31, 2000

    At March 31, 2000, we had $5,888,512 in current assets and $2,477,329 in current liabilities. We had working capital of $3,411,183 at March 31, 2000. Cash and cash equivalents amounted to $4,874,541.

    Our stockholders' equity was $84,944,179 at March 31, 2000, including an accumulated deficit of ($10,318,163), as compared to stockholders' equity of $11,160,902 and an accumulated deficit of ($3,806,343) at its fiscal year end of June 30, 1999. We will have a tax liability in Sweden to the extent that any options held by our employees are exercised; however, to date, such liability has not been incurred since no options have been exercised. In addition, because the shares underlying such options have not yet been registered under the Securities Act we do not expect to incur such tax expense in the near future.

RECENT DEVELOPMENTS

    On May 4, 2000, we entered into an agreement with Yahoo Sevrige AB, a European subsidiary of Yahoo! We have agreed to co-market a person-to-person locator service for mobile phones in specified countries in Europe. The service will be called "Yahoo! Find-A-Friend". Using our Finder! technology, Yahoo! Find-A-Friend allows users to readily pinpoint the location of the friend or colleague they are trying to contact. The service can easily be bundled with pre-paid network packages sold by mobile network operators as an added value feature to maintain customer loyalty and attract new subscribers. CellPoint's Finder! and Yahoo! Find-A-Friend can be used anywhere in the world where there is a GSM network in place.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

    From our inception through the fall of 1997, our auditors were Kelly & Company, of Newport Beach, California. In the fall of 1997, by mutual agreement, the Company and Kelly & Company terminated that professional relationship. The report of Kelly & Company on our financial statements from inception
(February 1997) through June 30, 1997 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. Such report, however, included a statement that we were a development stage company, with no revenues, which has sustained losses from operations since inception. Kelly & Company stated that there was substantial doubt about our ability to continue as a going concern. We did not disagree with such statements at that time. The decision to terminate our professional relationship with Kelly & Company was approved by our Board of Directors.

    From the fall of 1997 through January 27, 1999, our auditors were Ohrlings Coopers & Lybrand of Sweden. In January 1999, by mutual agreement, the Company and Ohrlings Coopers & Lybrand terminated that professional relationship. Such decision was approved by our Board of Directors. The report of Ohrlings
Coopers & Lybrand on our financial statements for the fiscal year ended
June 30, 1998 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. Such report, however, included a statement that we were a development stage company, with no revenues, which has sustained losses from operations since inception. Ohrlings Coopers & Lybrand stated that there was substantial doubt about our ability to continue as a going concern.

    Since January 1999, our auditors have been BDO International AB of Stockholm, Sweden. BDO International AB has audited our financial statements for the fiscal years ended June 30, 1999 and June 30, 1998. The report of BDO International AB includes a statement that there is substantial doubt about our ability to continue as a going concern. Investors in our shares should review carefully the report of BDO International AB. There can be no assurances that we will be able to continue as a going concern.

                                    BUSINESS

OVERVIEW

    CellPoint is engaged in the business of promoting, marketing, developing, selling and supporting the CellPoint System, a digital cellular, or GSM (Global System for Mobile Communications, "GSM") technology for positioning and telematics services. We acquired the rights to the technology platform supporting the CellPoint System in February 1999 and have the right to use it worldwide, with the exception of sub-Saharan Africa. In February 2000, we acquired Unwire AB, which develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning.

    We focus on the worldwide marketing, development, support, distribution and sales of the Company's technologies and applications for digital cellular communication and positioning systems. Our technology and the applications of the technology are collectively marketed under the name, the "CellPoint System".

    The CellPoint System enables users to determine the position of a cellular telephone or object, or to control remotely objects equipped with the necessary hardware and software components using the existing GSM cellular networks, called telematics. Objects would typically be assets such as motor vehicles including cars, trucks, boats, construction machinery and other machinery and equipment possessing power. Objects can also be people, such as mobile service, sales and delivery personnel.

    Telematics involves wireless remote management and control of machines and equipment. The field of applications spans all industries and includes logistics, alarm management, elevator systems, vending machines, container management, meter reading, fleet management, vehicle monitoring and remote control, quality control, cash and ATM terminals, gate and door management, security, supervision and service information. The primary location service applications include resource management of mobile service personnel, friend finding relative to one's own location, fleet management and vehicle tracking for security including positioning and tracking for recovery in the event of theft.

    Positioning of cellular telephones is a relatively new development of the technology. Applications include resource and fleet management of mobile personnel and assets, buddy list management with friend finding, location of a caller in the event of emergency and location-based information services, on demand, for a cellular phone user. In the resource and fleet management application, companies can view, track and direct their mobile service and sales personnel over the Internet. Friend-finding allows users to maintain buddy lists and view the location of pre-defined, consenting individuals relative to their own location, send messages to these people or call them. Information services can include location-sensitive traffic reports, weather, and concierge information services such as the location of the nearest hotel, restaurant or repair shop. Emergency applications could include locating persons making emergency calls, roadside assistance in the event of vehicle breakdown or location of an elderly or mentally challenged person who may be lost or missing. Personal security services offer added security to people in higher risk occupations such as night security guards, chauffeurs, tax collectors, health care personnel, postal delivery persons and couriers.

    The CellPoint System is a valuable tool for fleet and personnel managers such as service and repair companies, sales organizations, courier and shipping agencies, coach companies, taxi services, car rental agencies, delivery firms, railroad companies, etc., who want to manage their mobile resources and assets more effectively. The communication and positioning system will help fleet owners to optimize routes and allocate resources. Customers of these organizations can also benefit from increased information being made available to them through the delivery of new location services, such as when to expect a delivery, installation or service repair person. The location and telematics services can also be used to monitor location, speed, rpm, distance traveled, time at certain locations, fuel tank content and consumption of fuel. While we believe that the potential cost savings for fleet owners and personnel managers using the CellPoint System are significant, we have not had extensive experience yet in the commercial use of these products.

    Rental companies (e.g., of machinery, vehicles, equipment and containers) can use the CellPoint System for surveillance and allocation purposes. Additionally, they can use the remote control feature to shut off ignition and fuel, lock doors, etc., in case the customer misuses the equipment or does not return the vehicle. In case of theft, the vehicle can also be located and recovered. If necessary, a special homing beacon can be activated when a recovery team is close to a stolen vehicle to assist in the final tracking of the vehicle to the exact spot. Matrix has used this method in multi-level car parks and underground garages.

    The hardware terminals used for in-vehicle and industrial applications contain a GSM module. These terminals are built to be installed in vehicles and withstand the harsh in-vehicle operating environment, or in industrial environments without constant supervision by personnel. Terminals have input-output devices for telematics functions. One version of the terminal used in positioning applications also includes a global positioning module which is a satellite tracking technology that complements the GSM tracking technology. Our products also include proprietary software used in the positioning calculations.

    The CellPoint System's terminals can also be programmed to activate by remote control when, for example, someone reports an item missing, presses a distress button, or when a conventional alarm is triggered. The CellPoint System can also be pre-programmed to indicate when a vehicle passes certain limits, e.g., being driven on board of a ferry or passing a country border, or when an industrial garage door has been opened a certain number of times and thus will be requiring maintenance. The remote configuration will allow the remote operator to position an asset, lock doors on a vehicle, make its lights flash, shut off fuel injection, etc. as well as automatically trigger service calls on a wide variety of industrial equipment. Purpose designed terminals can be installed at the point of manufacture or after the fact.

    The Federal Communications Commission ("FCC") in the United States adopted a ruling in June 1996 (Docket No. 94-102) that will require all cellular telephone carriers to provide location information on all 911 calls. By October 2001, all carriers will be required to provide phone location information. Management of the Company believes that other countries will initiate such rulings in the future as well. Even without such a ruling, many cellular carriers are interested in providing new value-added services incorporating cellular location such as the services available with the CellPoint System.

    A wide assortment of standard cellular telephones and WAP telephones support the CellPoint technology today. We believe that more than 90% of the cellular phones sold in Europe this year are compatible with the CellPoint System technology.

SYSTEM COMPONENTS

    Our technology is based on both cellular telephones and specially designed, compact GSM terminal units, which can easily be hidden in a vehicle, boat, container or elsewhere, or installed in industrial equipment at the point of manufacture or after manufacture. A cellular telephone can be positioned in the same way as the purpose-designed terminals. The cellular phone or terminal communicates with the CellPoint System over the GSM network which makes it possible instantly to locate the phone/person, vehicle or asset through the existing GSM radio network. The telephone, or the vehicle or asset's position is displayed graphically on a computerized map. Since the CellPoint System uses the existing GSM radio network, cellular telephones, vehicles and other assets can be located even if they are inside buildings, containers, urban canyons--places where there is normally GSM coverage but not necessarily GPS satellite coverage.

    GSM technology provides for the integration of voice and data, allowing for a wide variety of new data services (without the use of a separate modem). Using the existing GSM mobile networks, the CellPoint System communication and positioning technology is the only commercially available system in the world known to the Company that can determine the position a standard GSM mobile phone using the unmodified GSM networks. The CellPoint System does not affect the voice-carrying capacity of the cellular telephone system. It is less expensive than circuit-switched and packet radio because it does not use the cellular voice channel for transmission. Implementation costs are lower because it does not require the extensive modification or build-out that packet and private radio require. Access for the end-user is via standard Internet, via data connection or telephone.

    The CellPoint System utilizes:

    - A standard GSM cellular network;

    - Proprietary server system, the CellPoint System, (hardware and software) interacting with the GSM cellular network operator's system, placed at the operator's site, at CellPoint's premises or third party premises;

    - A standard GSM cellular phone, WAP phone or a CellPoint GSM terminal unit;

    - Client software application; and

    - The Internet.

    The server consists of a number of computers that manage the traffic between the GSM network and the client software. It is designed to handle large quantities of messages used in complex applications. The CellPoint System manages the communication processes, including routing of messages, calculation of positions, database management and bi-directional message confirmation. Remote billing features are also integrated.

    Client software for various applications has been developed based on customers' needs and can be customized to suit many environments. Normally these applications provide a graphical interface to display positions as well as to track, update and/or control the phone's or terminal's functions. Client software can be tailored for single user environment over the Internet or for a full control center with multiple workstations. Connection to the CellPoint server can be established through the Internet, dial-up or direct connection or via GSM.

    In the case of proprietary in-vehicle or industrial terminals, the microprocessor-controlled terminal contains a GSM unit and has a number of inputs and outputs for customized uses. It consists of a GSM transmitter and receiver, a computer circuit board and a battery. The battery provides back up in case the regular power source is disconnected. In the case of positioning, the antenna is very small and does not need to be mounted visibly, in the open or at the exterior, so the units can be completely concealed and hidden in the asset or vehicle. The Company also has a more advanced version of the terminal, with a broader range of GSM functions and additional Global Positioning System ("GPS") satellite capability, making it more flexible for extensive fleet management services.

BUSINESS STRATEGY AND COMMERCIAL APPLICATIONS

    Our business strategy is to provide GSM positioning applications and services and telematics services in target markets around the world. For positioning applications, we begin with installing the CellPoint System with a GSM cellular network operator. The network operator will then market the CellPoint applications as part of a group of services offered to the end-users of the cellular network. Telematics services are marketed directly to larger industrial users, and the GSM terminals are programmed for specific applications such as ventilation system management, container management or for remote management, supervision and control of security systems or automatic door systems.

    We earn revenues through (i) percentage or fixed price participation in the revenue streams resulting from the new services offered by that the network operator, (ii) sale of tiered licenses to network operators, such as a fixed price for the first 50,000 users with increases for additions of 100,000, 500,000 and 1,000,000 users, (iii) usage revenues for service providers, based on transaction volumes such as usage of 5 positions per second or telematics functions scaled to hundreds of positions or telematics functions per second or per transaction, (iv) sale of the CellPoint System to strategic partners where partners are licensed to operate the technology in a specified geographic area,
(v) advertising revenues for the internet web application which is the application from which consumers and companies access graphical positioning information of mobile telephones and terminals, and (iv) revenues from the sale of hardware terminals software applications and transaction services. To date, we have engaged in marketing each type of these revenue opportunities.

    Our first commercial agreement was signed in April 1999 with Tele2, a GSM network operator in Sweden, for positioning services for GSM telephones. This is a significant contract in that it constitutes the first commercial use of the technology outside of South Africa. We will receive revenue percentage participation with the operator based on a sliding scale, such that a higher percentage is received for the first few thousand users, and that percentage is reduced beyond higher volume users of the technology. Further, the Company will receive minimum monthly payments regardless of the number of users. Tele2 launched commercial services in Sweden for positioning of mobile phones based on the CellPoint System in November 1999. To date, we have received $440,444 in revenues from the Tele2 contract.

    On July 28, 1999, we signed an agreement with France Telecom Mobiles for the purchase of a system for an evaluation project of the Company's CellPoint positioning technology. The CellPoint System has been installed and undergoing technical testing since March 1999 to provide out technology and related services in France. A commercial testing phase commenced in September 1999. Revenues commenced during this evaluation project and significant revenue is expected by management upon completion of the evaluation project by France Telecom Mobiles.

    On May 4, 2000, we entered into an agreement with Yahoo Sevrige AB, a European subsidiary of Yahoo! Inc. We have agreed to co-market a person-to-person locator service for mobile phones in specified countries in Europe. The service will be called "Yahoo! Find-A-Friend". Using our Finder! technology, Yahoo! Find-A-Friend allows users to readily pinpoint the location of the friend or colleague they are trying to contact. The service can easily be bundled with pre-paid network packages sold by mobile network operators as an added value feature to maintain customer loyalty and to attract new subscribers. CellPoint's Finder! and Yahoo! Find-A-Friend can be used anywhere in the world where there is a GSM network in place. CellPoint will receive revenues from the GSM network operator for the CellPoint platform and will have revenue sharing with Yahoo! and the GSM operator for the Find-A-Friend services.

    Further strategic alliances are in place to co-market new services internationally, such as with Yahoo Sverige AB, where Yahoo! has branded CellPoint's Finder! product as Yahoo! Find-A-Friend, and with Matrix for deploying vehicle tracking and fleet management services with the Company's purpose-designed terminals. We also cooperate with numerous cellular industry suppliers including cellular phone and SIM card manufacturers. Additional strategic alliances being sought include distribution and marketing channels to sell the positioning and telematics services for GSM cellular phones and the proprietary hardware terminals to industrial end-users. End-users can include companies wishing to track and protect their vehicle fleets for purposes of scheduling, dispatch, security and theft recovery. End-user individuals could be the owner or a car for purposes of location in the event of theft, for emergency SOS/E-911 services or location-based information services.

    In addition to location services, our technology also supports telematics applications. A control center, equipped with the necessary CellPoint client software and mapping application, can track a stolen vehicle and report on the vehicle's whereabouts. Law enforcement personnel can verify that they have located the exact vehicle in question when executing the remote control operation such as to blink the vehicle's rear lights. Other telematics applications being marketed include wireless remote management and control of machines and equipment, such as for alarm management, elevator systems, vending machines, container management, meter reading, fleet management, quality control, cash and ATM terminals, gate and door management, security, supervision and service information.

    We are currently running approximately 10 pilot projects and technology evaluations with cellular network providers for positioning services throughout Europe and other parts of the world. We cannot assure you that any of these pilot projects will result in the execution of definitive contracts for our products and services. We cannot rely on the anticipated revenue from these projects to meet our current growth and expense projections. We believe that we will have to raise additional funds through the sale of our equity securities.

RESEARCH AND DEVELOPMENT

    We spent approximately $225,000 on research and development activities in fiscal 1999, as compared to $7,000 spent on research and development in the previous fiscal year. In fiscal 2000, we have spent approximately $1 million on development activity. In a development project for the development of an X.25 communications interface with SOS Alarm, Sweden's emergency dispatch organization, the costs for the development were shared between CellPoint AB and SOS Alarm.

VALUE-ADDED MOBILE SERVICES

    Operators of cellular phone networks have, in a short period of time, commanded the global market for mobile voice communication using their huge investments in the mobile networks, and the GSM operators are now moving to expand their revenue base and prevent churning of customers by offering VAMS (Value Added Mobile Services). The companies demanding these new services are the cellular operators around the world. GSM is the leading standard in the world in cellular communications with more than 290 million users.

    Our technology fits very well into the demands from GSM operators. The CellPoint System offers the cellular network operators the opportunity to increase significantly their subscriber base and increase revenues by offering additional services, without the necessity for a large capital investment. We are not aware of any existing similar competing product offered by any potential competitors at the date hereof and currently believe that we have a timing advantage before any competing system is ready for commercial introduction. There can be no assurance, however, as to the effect on our business, of any competing system when such system becomes commercially feasible.

    The CellPoint System technology does not require any modification of the mobile operator's existing base station hardware and software, which means that these value added services can be offered with very low initial investments and be implemented very quickly. The technology functions independently of the manufacturer of the equipment or the provider of the cellular service, and uses standard GSM cellular phones and WAP phones in standard GSM networks and standard Internet tools.

    There can be no assurance that the CellPoint System will achieve a significant degree of market share, and that such acceptance, if achieved, will be sustained for any significant period or that life cycles of that technology will be sufficient (or substitute products available) to permit the Company to recover start-up and other associated costs.

COMPETITION

    Although we believe that the CellPoint System is unique, there can be no assurances that other companies will not introduce similar or more advanced technologies. To date, there is no known product commercially installed in the market that either performs positioning using the unmodified GSM network or has the extent of commercial experience in performing positioning using the GSM network. Today, the CellPoint technology is in use in South Africa where there are more than 25,000 users and the Company is currently implementing it in Sweden and France.

    We know of some companies that are working in the area of using the GSM networks for positioning. Potential competitors have chosen to develop "network-based" solutions as opposed to the "terminal-based" solution CellPoint has. As far as we know, no other company has implemented any commercial terminal-based solution in the GSM world. Our technology can be accessed merely by installing the CellPoint System server in a cellular operator's network and registering the new users who have a SIM (Subscriber Identity Module) card that supports our positioning programs. By comparison, a network-based solution requires new hardware and software in the base stations, which takes considerable time and results in a significant cost to the network operator.

    The main advantage of the network-based system is that once it is installed, every phone can be positioned, while in the terminal-based system, only the special terminals or the specific phones can be positioned. Only users of the positioning services would then pay for the services. There are also known privacy issues associated with network-based services; whereas users of CellPoint location services are in full control of their privacy at all times.

    The main advantage of the terminal-based solution is that it works today, while the network-based systems are only in the testing phase. The CellPoint System can be implemented not only much faster than the network-based systems but also at a fraction of the cost for the network operator. Cellular operators have also identified a large new market for positioning services now and likely may not want to wait until another system is available.

    Ericsson announced its network-based Mobile Positioning Systems "MPS" for positioning GSM telephones in November 1998. The MPS system has started testing in a small area in Sweden but Ericsson has indicated it would not be ready to deliver commercial services until the year 2001. Key differentiators of the MPS technology is that it works in Ericsson-only networks whereas the CellPoint technology is independent of GSM infrastructure supplier (it can work with Ericsson, Motorola, Nokia, Siemens, Alcatel, etc.). It is also understood that the MPS system is significantly more costly than the CellPoint System as it is an overlay system which means the operator must install hardware on every cellular tower/base-station in the network. This will take time and money. The CellPoint System requires no modification to the GSM operator's network as it is a terminal-based system rather than a network-based system. The user can also control privacy and determine if they want to be positioned or not by selecting an option on their telephone, and the user can lock out all positioning, or positioning to just a list of people (a buddy list) or to a certain individual or individuals.

    Other companies using similar approach to Ericsson are True Position and US Wireless Corporation in the United States and Cambridge Positioning Systems in the United Kingdom. They are also overlay systems requiring special hardware add-ons in the GSM networks and it is understood by management that they have no commercial installation base today.

    To our knowledge, there is no other technology that is commercially deployed, or at a commercially-ready stage, nor do we know of any other terminal-based solutions, except for some planning by companies such as Snaptrack and Sirf to build GPS into hand-held telephones. GPS (Global Positioning Systems) uses satellites and requires direct line of sight to at least three satellites in order to determine a position, which is normally highly accurate. Network Assisted GPS (A-GPS) allows GPS receivers in a GSM network to increase the response time performance of handsets receiving GPS transmissions for location. There are, however, still a number of challenges to A-GPS of which the most important are the antenna, power consumption and cost. All of these are entail major design challenges on their own and it will take considerable time and effort to resolve them before GPS equipped cellular phones are commercially available. The other issue is availability and the relatively low percentage of time that a cellular phone equipped with GPS can obtain GPS position, estimated at 40%-70% of the time, versus near 100% availability in GSM positioning.

    In the United States, the FCC has outlined guidelines for wireless E911 waivers for terminal-based approaches for the second phase of the FCC's E911 requirements. In the original ruling (Docket No. 94-102), a cellular caller's location must be identified within 125 meters 67% of the time. All existing and new cellular telephones would have to have the capability to be positioned by location technology by October 1 of Year 2001. In the new FCC rule waivers in September 1999, the FCC has stated that it will now also allow terminal-based technologies due to possible advantages in cost and accuracy for a cellular service provider. This new ruling has made our terminal-based technology a viable option to the network operators in the United States.

    The path chosen by the major companies who are our competitors or potential competitors--Ericsson, Motorola, Nokia, Alcatel, Sony, Panasonic and Siemens may factor significantly in our market share. These companies are eager and have more substantial resources than we have. There are possibilities for the CellPoint technology to co-exist with other network-based solutions. In this example, a cellular operator could use the cost-effective CellPoint technology in urban areas, where the cellular base stations are most dense, and an Ericsson solution, for example, could be implemented for rural areas where overall costs and service offerings for the cellular operator would be optimized.

    Even if companies commercialize competing systems, we believe we are positioned to achieve a significant market share. We are benefiting from increased interest in our technology as more information about the value and potential of positioning technology becomes known.

EMPLOYEES

    We currently have 71 full-time employees. We expect to expand our technical and marketing resources by hiring additional full-time staff in the next six months. None of our employees is represented by a labor union. We consider our relations with our employees to be very good.

TRADEMARKS AND PATENTS

    We have applied for a trademark for The CellPoint System and logo, and our applications are currently pending. We have applied for eight patents for the CellPoint System, have five patents pending and are applying for two additional patents with respect to the CellPoint System. Five of the eight patent applications which were filed are currently pending; three have been accepted.

    We believe that the complexity involved in developing this technology offers considerable protection against similar developments. The technology has been under development for five years and is continually being refined and improved.

PROPERTY

    We occupy completely furnished facilities consisting of 10,720 square feet of leased office space located at Kronborgsgrand 7, 164 46 Kista, Sweden. We occupy those facilities on a lease basis and pay the equivalent of $14,500 per month rent for those facilities. The facilities are leased until May 2003. The leased property is covered by a comprehensive insurance policy covering property, fire, theft, business interruption, general and liability, legal and litigation. We believe that the premises will be adequate through the remainder of the lease. The Company has also set up an office in England and will move into completely furnished facilities this summer. At present, we occupy rented space in Bracknell, England.

    Our Unwire subsidiary in Sweden occupies 5000 square feet of leased office space located at Solna Torg 13, 171 45 Solna, Sweden. Unwire occupies those on a lease basis and pays the equivalent of $5,100 per month rent for those facilities. The lease held by Unwire expires in October 2001. Management believes this space will be adequate through the remainder of the lease.

    Our South African subsidiary in Johannesburg occupies 4500 square feet of leased office space located at Ibhubezi House, Howick Close, Waterfall Park, Midrand, South Africa. We occupy those on a rent basis and pay the equivalent of $2,600 per month rent for those facilities. The lease held by Wasp SA expires in May of 2002. The leased property is covered by a comprehensive insurance policy covering fire, theft, business interruption, public liability, electronic equipment, office contents, and accident insurance for staff. Management believes the staff could increase by 50% before needing to move into larger premises.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    We have 22,000,000 authorized shares of Common Stock, of which 10,465,000 shares were issued and outstanding as of July 15, 2000 and 3,000,000 shares of Preferred Stock, none of which is outstanding. We believe there are approximately 1,000 beneficial owners of our Common Stock. Each share of Common Stock is entitled to one vote per share.

    The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 15, 2000, by (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;
(ii) each of our officers and directors; and (iii) all officers and directors as a group.

                                                                   SHARES OF      PERCENT OF
                                                                  COMMON STOCK   COMMON STOCK
                                                                  BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS     OWNED          OWNED
----------------------------------------------------------------  ------------   ------------
5% BENEFICIAL OWNERS
Novel Electronic Systems & Technologies ......................     2,525,000         24.1%
  5 Duke of Edinburgh Ave
  Port Louis, Mauritius
DIRECTORS AND EXECUTIVE OFFICERS
Stephen Childs ...............................................             0(a)         *
  4800 Abbey Road
  Placerville, California 95667
  USA
Lynn Duplessis ...............................................     2,000,000(b)      19.1%
  PO Box 1604
  Ascot
  Berks SL5 9EX
  England
Peter Henricsson .............................................     2,000,000(c)      19.1%
  PO Box 1604
  Ascot
  Berks SL5 9EX
  England
Mats Jonnerhag ...............................................        29,740(d)         *
  Borsinsikt AB
  Box 6044
  S-192 06 Sollentuna
  Sweden
Bengt Nordstrom ..............................................        35,000(e)         *
  Northstream AB
  Sjoangsvagen 7
  S-19172 Sollentuna
  Sweden
Lars Persson .................................................             0(f)         *
  Heimdalsvagen 10
  SE-182 63 Djursholm
  Sweden
Albert van Urk ...............................................        75,000(g)         *
  20 Van Rooy Street
  Potchefstroom
  South Africa

                                                                   SHARES OF      PERCENT OF
                                                                  COMMON STOCK   COMMON STOCK
                                                                  BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS     OWNED          OWNED
----------------------------------------------------------------  ------------   ------------
Kjell Wallman ................................................        25,000(h)         *
  Brahegatan 39
  S-114 37 Stockholm
  Sweden
Officers and Directors as a Group                                  2,164,740         20.7%
  (8 persons).................................................

------------------------

*   Less than 1%.

(a) Mr. Childs has options to acquire 20,000 shares, none of which is currently exercisable.

(b) Includes 1,500,000 shares owned by Peter Henricsson, Ms. Duplessis' husband. Excludes (1) options to acquire 75,000 shares, and (2) options to acquire 75,000 shares issued to Mr. Henricsson, with respect to which Ms. Duplessis and Mr. Henricsson have agreed not to exercise such options prior to October 2000.

(c) Includes 500,000 shares owned by Lynn Duplessis, Mr. Henricsson's wife.
    Excludes: (1) options to acquire 75,000 shares, and (2) options to acquire 75,000 shares issued to Ms. Duplessis, with respect to which Ms. Duplessis and Mr. Henricsson have agreed not to exercise such options prior to October 2000.

(d) Includes (1)12,350 shares held by Borsinsikt AB, of which Mr. Jonnerhag is a 66% stockholder (owning 10,890 shares), and (2) options to acquire 25,000 shares of which 17,000 are currently exercisable.

(e) Mr. Nordstrom has options to acquire 35,000 shares, all of which are currently exercisable.

(f) Mr. Persson has options to acquire 90,000 shares, none of which is currently exercisable.

(g) Mr. van Urk has options to acquire 75,000 shares, all of which are currently exercisable.

(h) Mr. Wallman has options to acquire 25,000 shares, all of which are currently exercisable.

STOCK INCENTIVE PLAN

    We have adopted a stock incentive plan (the "Plan"). Pursuant to the provisions of the Plan, 1,500,000 shares of our Common Stock are reserved for issuance upon exercise of options. The Plan is designed to retain qualified and competent officers, employees, and directors.

    Our Board of Directors, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees, including our officers and directors (whether or not employees). Options will be granted pursuant to the provisions of the Plan on such terms and at such prices as determined by our Board of Directors. The exercise price will not be lower than the closing price on the date the options are issued, or if such prices are not available, at the fair market value as determined by the Board of Directors. Options granted under the Plan will be exercisable after the period specified in the option agreement. Options granted under the Plan will not be exercisable after the expiration of ten years from the date of grant. The Plan will also authorize us, in our discretion, to make loans to optionees to enable them to exercise their options. At present, 895,000 options have been granted, though none has been exercised.

    To date, we have not issued any SARs. With respect to Peter Henricsson, we granted, in Fiscal 1999, no options, and in fiscal 1998, 75,000 options, with an exercise price of $2.75 per share. Mr. Henricsson has agreed not to exercise any such options prior to October 2000.

STOCK WARRANT PLAN

    We have adopted a stock warrant plan (the "Warrant Plan"). Pursuant to the provisions of the Warrant Plan, eligible employees, consultants and affiliates will be given the opportunity to purchase warrants, which warrants can be exercised, upon vesting, to purchase shares of our Common Stock. An aggregate of 500,000 shares of our Common Stock have been reserved for issuance pursuant to the Warrant Plan. The Plan is designed primarily to retain qualified and competent officers, employees, and directors.

    Our Board of Directors, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees, consultants and affiliates including our officers and directors (whether or not employees). Warrants will be sold to eligible persons at prices determined by independent appraisers to be fair market prices at the time of such sale. Each warrant will have an exercise price equal to no less than 150% of the closing price of our Common Stock on the date immediately preceding the date of sale. Each warrant sold pursuant to the Warrant Plan will be subject to a vesting period as determined by the Board of Directors, and will expire no later than five years from the date of issuance. To date, warrants with respect to an aggregate of 347,000 shares have been sold.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

    STEPHEN CHILDS, 53, has been a director of the Company since May 2000. He has more than 15 years international experience in the telecom industry and has held senior management positions with Orange from 1997-2000 as Group Director--New Business Ventures; Deutsche Telecom from 1995-1996 as Vice President, International Business Development; US West International from 1993-1995, Assistant Vice President; Pakcom from 1990-1993 as CEO and McCaw Cellular from 1986-1988 in the United States as General Manager. He has over
20 years of proven success in general management, sales and marketing and an extensive network in the telecoms industry.

    LYNN DUPLESSIS, 40, has been Executive Vice President and Secretary, Treasurer and director of the Company since its formation in 1997. She has 19 years of experience in the technology industry. Ms. Duplessis has been employed by Minerva Technology Inc, Vancouver, British Columbia, (1996), director of industry solutions with The Capstan Group, Vancouver, British Columbia, (1992-1993), and was employed in marketing, management and systems engineering by IBM Canada Ltd., Vancouver, British Columbia and Toronto, Ontario, Canada (1981-1992). She is also a director of CellPoint SA, Unwire AB, CellPoint Europe Ltd. and CellPoint AB. Ms. Duplessis is married to Peter Henricsson, a director and the President of the Company.

    PETER HENRICSSON, 47, has been President, Chief Executive Officer, and director of the Company since its formation in 1997. He has over 20 years of experience in executive management, international marketing, venture capital, consulting and financing, with both multinational corporations and emerging companies. Mr. Henricsson has been President of Iform Sverige AB of Sweden, (1996-1997), owner of HIM Inc. (Henricsson International Marketing), Vancouver, British Columbia, (1991-1996), senior vice president with Allied Environmental, Vancouver, British Columbia, (1986-1991), and manager at Atlas Copco MCT AB, Stockholm, Sweden, Hong Kong and Indonesia (1980-1986). He is also a director of CellPoint SA, and Chairman of the Board and a director of CellPoint AB, Unwire AB and CellPoint Europe Ltd. Mr. Henricsson is married to Lynn Duplessis, a director and Secretary and Treasurer of the Company.

    MATS JONNERHAG, 46, has been a director of the Company since December 1998. Mr. Jonnerhag is the founder and majority owner of Borsinsikt AB. He founded Borsinsikt in 1982 and has more than 20 years of experience with the Swedish stock market. Borsinsikt publishes a weekly stock market newsletter. Subsidiary operations include Borsinsikt Broker, which is a brokerage company, and Borsinsikt BorsData AB, which markets analysis software developed in-house and other research products.

    BENGT NORDSTROM, 42, has been a director of the Company since
September 1998. He was the Chief Technology Officer and Executive Director of SmarTone Telecommunications Ltd., a cellular network operator in Hong Kong, until January 1999. He is now the President and Senior Partner of Northstream AB of Sweden, a GSM advisory company specializing in data over GSM. Mr. Nordstrom is a member of the Executive Committee of the GSM Association which represents the interests of over 400 GSM and satellite network operators around the world. He was with SmarTone from 1993 to 1998, and was previously with Comviq GSM AB from 1989-1993 and with Ericsson Telecom AB from 1983-1989.

    LARS PERSSON, on August 3, 2000 Lars Persson became a Director of the Company and the Chief Executive Officer of CellPoint Europe Limited.
Mr. Persson was most recently President of Telia Mobile International. Telia Mobile is a substantial mobile telecommunication operator in the Nordic countries.

    ALBERT VAN URK, 32, is co-founder of Wasp International and has been a director of the Company since 1999. He is also a director and Vice President of Technology for CellPoint AB and a director of CellPoint SA. He had been the Director of Research and Development of Wasp International from 1993 to 1999. Mr. van Urk is a director of Wasp SA. He led the development of the CellPoint GSM positioning technology platform and continues research and development activities for the CellPoint System.

    KJELL WALLMAN, 67, has been a director of the Company since January 1999. He had been a partner with Mannheimer Swartling Advokatbyra (law firm) since 1990 and retired in January 1999. He continues to consult to Mannheimer on corporate law matters. He was also a partner with Carl Swartling Advokatbyra from 1974-1990, and a partner with Weltter & Swartling Advokatbyra from 1968-1974.

    Except for Stephen Childs, each of our directors was elected by the stockholders at the stockholders meeting, held in November of 1999. Mr. Childs was appointed by our Board of Directors to serve as a director in May 2000. Each director shall serve until the next annual meeting of the stockholders at which time his successor shall be elected and duly qualified.

                             EXECUTIVE COMPENSATION

    The following table shows compensation for services rendered to the Company during the fiscal years ended June 30, 1999, 1998 and 1997, respectively, by our Chief Executive Officer. Each executive officer serves under the authority of the Board of Directors. No other executive officer of the Company received cash compensation that exceeded $100,000 during the fiscal years ended June 30, 1999, 1998 and 1997. Therefore, pursuant to Item 402 of Regulation S-B, only compensation for the Chief Executive Officer is included in the table. Directors who are also our employees receive no extra compensation for their service on the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                               --------------------------------------------------
                                                                                       AWARDS
                                                                               -----------------------
                                           ANNUAL COMPENSATION                              SECURITIES   PAYOUTS
                              ----------------------------------------------   RESTRICTED   UNDERLYING   --------
                                                               OTHER ANNUAL      STOCK       OPTIONS/      LTIP       ALL OTHER
                               FISCAL     SALARY     BONUS     COMPENSATION     AWARD(S)     SARS(1)     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)           ($)           ($)          (#)         ($)           ($)
---------------------------   --------   --------   --------   -------------   ----------   ----------   --------   -------------
Peter Henricsson, ..........    1999     $71,000      -0-           -0-           -0-             -0-      -0-           -0-
President and CEO               1998     $35,500      -0-           -0-           -0-        75,000/0      -0-           -0-
                                1997         -0-      -0-           -0-           -0-             -0-      -0-           -0-

    We have no set bonus policy or plan. Bonuses may be awarded by the independent directors of the Board. The Board has established a Compensation Committee consisting of two independent directors and the Chairman of the Board. The Compensation Committee will review salaries for all senior staff. The directors of the Company do not receive salaries for being directors but do have stock options in the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since our formation Peter Henricsson and Lynn Duplessis, our founders and directors and executive officers, have made interest-free loans to us to fund our cash needs. During the fiscal year ended June 30, 1997, Mr. Henricsson and Ms. Duplessis paid all of our operating expenses in the amount of $40,100. During the fiscal year ended June 30, 1998, they continued to finance our operations, by extending loans which ranged from a low of $40,000 to a maximum of $180,000 outstanding at any one time. A portion of these loans was also used to fund the initial payment made in connection with the acquisition of our technology. At June 30, 1998, the outstanding amount of our indebtedness to Mr. Henricsson and Ms. Duplessis was $150,000. We have repaid these loans as and when we have sufficient excess cash to do so. At no time, has interest been charged on the outstanding loans. The above loans were repaid in full in November 1998.

    In addition, Mr. Henricsson and Ms. Duplessis have loaned us an aggregate of $300,000 in June and July 1999. Interest of 5% was charged on the outstanding balance of this loan, which was repaid in December 1999.

    Upon the organization of the Company in 1997, Mr. Henricsson and Ms. Duplessis invested $1,500 and $500, respectively, in consideration of which, we issued to them 1,500,000 shares and 500,000 shares of Common Stock, respectively. These investments were made when we had no assets and no operations.

    In connection with our offering of Common Stock at $4.00 per share pursuant to Regulation S under the Securities Act, we paid a commission of 5% of the purchase price per share to Mats Jonnerhag, a director of the Company, and Borsinsikt A.B., a company in which Jonnerhag is a 66% stockholder.
Mr. Jonnerhag and Borsinsikt placed a total of 260,000 shares, and together they received a total commission of $52,000.

    Effective February 1999, we amended and restated our agreements with Wasp International and Novel Electronics Systems & Technologies, Ltd., in connection with the Company's acquisition of the technology platform supporting the CellPoint System. In May 1998, we issued 1,950,000 shares of our Common Stock as part of the consideration for the license for the technology, and the option to acquire the technology, originally granted to us in May 1998. Such shares were applied to the consideration payable to Novel for the acquisition of the technology when such agreements were amended and restated effective as of February 1999. In addition, as part of the February 1999 agreements, in October 1999, we issued to Novel an additional 75,000 shares of Common Stock since, for the twenty trading days immediately prior to September 30, 1999, the average trading price of our Common Stock was less than $16.00 per share.

    As part of the February 1999 transaction, we acquired 10% of the outstanding equity of Wasp SA. One of our directors, Mr. van Urk, is also a director and shareholder of Wasp SA. From time to time, we may purchase from Wasp SA certain hardware for the implementation of the CellPoint System. To date, the amounts paid to Wasp SA for such hardware have not been material. The Company believes that its equipment purchases from Wasp SA have been and will continue to be on terms comparable to those available to unaffiliated third parties.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

    Our Common Stock commenced trading on the NASDAQ Electronic Bulletin Board on January 7, 1998. The Company's fiscal year ends on June 30 of each year. On August 2, 2000, the closing price of our Common Stock was $21.00. Set forth below are the high and low closing prices for our Common Stock for each fiscal quarter since January 7, 1998:

                              COMMON STOCK PRICES

FISCAL QUARTER                                                   HIGH       LOW
--------------                                                 --------   --------
3rd Qtr 98..................................................    $3.625     $1.250
4th Qtr 98..................................................     5.437      4.000
1st Qtr 99..................................................     4.800      2.500
2nd Qtr 99..................................................     6.375      2.750
3rd Qtr 99..................................................     5.375      2.940
4th Qtr 99..................................................     5.000      3.125
1st Qtr 00..................................................    15.875      4.750
2nd Qtr 00..................................................    49.750     13.750
3rd Qtr 00..................................................    94.500     39.500
4th Qtr 00..................................................    57.750     17.000
1st Qtr 01 (through August 2)...............................    44.500     19.500

                           DESCRIPTION OF SECURITIES

    We are authorized to issue 22,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. As of August 2, 2000, 10,465,000 shares of our Common Stock are issued and outstanding and no shares of preferred stock are outstanding.

    COMMON STOCK. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by those stockholders. There is no cumulative voting with respect to the election of directors of the Company, with the result that the holders of more than 50% of our Common Stock voted for the election of directors can elect all of those directors. The holders of our Common Stock are entitled to receive dividends when, as, and if declared by the Company's Board of Directors from funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, the holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of the Company's liabilities and after provision has been made for each class of stock, if any, having preference over our Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

    NON-CUMULATIVE VOTING. The holders of shares of our Common Stock will not have cumulative voting rights, which means that the holders of more than 50% of our outstanding Common Stock, voting for the election of directors of the Company, may elect all of the directors of the Company to be elected, if they so desire, and, in such event, the holders of our remaining Common Stock may not be able to elect any of the Company's directors.

    REGISTRATION RIGHTS. Holders of shares of our Common Stock are not entitled to rights with respect to the registration of such shares under the Securities Act. However, in connection with our private placement of 1,125,000 shares of its Common Stock in October and November 1999, we agreed to file a registration statement with respect to those shares. All of the shares issued in such private placement are included in this Prospectus. Pursuant to the acquisition of Unwire, we agreed to register all of the shares of Common Stock issued to the Unwire stockholders by December 2000. A portion of the shares issued to the Unwire stockholders is included in this Prospectus.

    PREFERRED STOCK. We are authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with liquidation privileges, dividend, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

    DIVIDENDS. Whether or not we pay any dividends in the future will be determined by our Board of Directors, in its discretion, and will depend among other things, upon our earnings, our capital requirements, and our financial condition, as well as other relevant factors. We have not paid or declared any dividends to date. We intend to retain any earnings for the operation and expansion of its business and do not anticipate paying cash dividends in the foreseeable future.

    STOCK INCENTIVE PLAN. In February 1998, we adopted a stock incentive plan (the "Plan"). Pursuant to the provisions of the Plan and a subsequent amendment to the Plan, 1,500,000 shares of the Company's Common Stock have been reserved for issuance upon exercise of options. The Plan is designed to retain qualified and competent officers, employees, and directors. The Board of Directors, or a committee thereof, administers the Plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees of the Company, including officers and directors (whether or not employees). Options will be granted pursuant to the provisions of the Plan on such terms and at such prices as determined by our Board of Directors. Options granted under the Plan will be exercisable after the period specified in the option agreement. Options granted under the Plan will not be exercisable after the expiration of ten years from the date of grant. As of the date hereof, 895,000 options have been granted, and no options have been exercised.

    STOCK WARRANT PLAN. In April 2000, we adopted a stock warrant plan (the "Warrant Plan"). See "Security Ownership of Certain Beneficial Owners and Management--Stock Warrant Plan."

    TRANSFER AGENT. The Transfer Agent for our Common Stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Suite 200, Glendale, California 91204, telephone 818-502-1404.

                    RECENT SALES OF UNREGISTERED SECURITIES

    In March 1997, we sold 500,000 shares of our Common Stock at $0.20 per share pursuant to Rule 504 of Regulation D under the Securities Act. We received gross proceeds of $100,000 from such offering. Three participants received shares as fees for services with the shares valued at $1.25 per share. AktieNytt Nu AB received 12,500 shares and KBTSKRF AB 17,500 shares as payment for services invoiced to CellPoint. Axon IT (a technical consulting company) received 30,000 shares (valued at $1.25 per share) as payment for consulting services.

    In February 1998, we sold 715,000 shares of our Common Stock at US $1.25 per share, pursuant to Rule 504 of Regulation D under the Securities Act. We received gross proceeds of $893,750 from such offering.

    In June 1998, we sold 775,000 shares of our Common Stock at $4.00 per share, pursuant to Regulation S under the Securities Act. All such shares were sold to "non-U.S. Persons" as defined in Regulation S. We received gross proceeds of $3,100,000 from the offering. We paid a commission of 5% of the purchase price per share to Mats Jonnerhag, a director of the Company, and Borsinsikt A.B., a company in which Mr. Jonnerhag is a 66% stockholder. Mr. Jonnerhag and Borsinsikt placed a total of 260,000 shares, and together they received a total commission of US $52,000.

    In August 1999, we completed a bridge financing of $2,000,000 of 12% promissory notes through Madison Securities, Inc. of Chicago, Illinois. In connection with such bridge financing, we issued an aggregate of 180,000 common stock purchase warrants; 100,000 of which have an exercise price of $7.49 per share and 80,000 of which have an exercise of $8.04 per share. On October 29, 1999, we completed the first tranche of our private placement financing, in which it sold an aggregate of 393,750 shares of Common Stock for gross proceeds of $3,500,000. In such offering, $1,200,000 of bridge notes were exchanged for shares of our Common Stock. We used $841,557 of the gross proceeds to repay in full the balance of the bridge notes plus interest accrued on all of the bridge notes. After paying underwriting commissions, we received $1,108,443 in proceeds from the first tranche of the offering. On November 12, 1999, we completed the second and final tranche of the private placement, in which we sold an aggregate of 731,250 shares of Common Stock for gross proceeds of $6,500,000. After paying underwriting commissions, we received $5,850,000 in net proceeds from the second tranche. We believe that these offerings were exempt from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D thereunder.

    On February 29, 2000, we acquired all of the capital stock of Unwire. Unwire develops systems and equipment for GSM positioning and telematics and holds unique patents for positioning. The purchase price for the Unwire stock was approximately $72 million. We paid the purchase price by issuing to the stockholders of Unwire an aggregate of 1,075,000 shares of Common Stock with a market value of approximately $72 million. The Company has agreed to register the Shares under the Securities Act no later than December 31, 2000, and a portion of such shares is included in this Prospectus.

                            THE SELLING STOCKHOLDERS

    The persons listed below are the Selling Stockholders:

                                                                                            AMOUNT OF
                                                               AMOUNT OF                     COMMON
                                                                 COMMON       AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON      HELD AFTER
                                                              BENEFICIALLY   STOCK BEING   OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED     COMPLETE*
---------------------------                                   ------------   -----------   -----------
PRIVATE PLACEMENT SELLING STOCKHOLDERS
Abkemeier, Noel.............................................      11,250         11,250            0
Aburano, Timothy and JoEllen................................       5,625          5,625            0
Almikhi, Tarek..............................................       5,625          5,625            0
Amelio, Nick R..............................................       5,625          5,625            0
Anderson, Michael and Florence..............................       5,625          5,625            0
Augustine Fund, LP..........................................      20,000         20,000            0
Baffoe, Joseph..............................................       7,023          7,023            0
Baroud, Abe Y. and Lily L...................................       5,625          5,625            0
Baroud, Robert A............................................       5,625          5,625            0
Batterson, Jeff.............................................       4,393          4,393            0
Bemoras, David..............................................       5,625          5,625            0
Benton, Bruce Declaration of Trust..........................      33,750         33,750            0
Bernstein, Alfred E.........................................       5,625          5,625            0
Binder, Jeffrey T...........................................       5,625          5,625            0
Bobb, Robert J..............................................      15,250         15,250            0
Bonello, Philip H...........................................       5,625          5,625            0
Bones, Daniel...............................................         575            575            0
Bonfitto, Joseph............................................      11,250         11,250            0
Bjorklund, Craig A. and Mundt, Kelly M......................       5,625          5,625            0
Bourjaily, Paul and Barbara.................................       5,625          5,625            0
Brent, Jason................................................         350            350            0

                                                                                            AMOUNT OF
                                                               AMOUNT OF                     COMMON
                                                                 COMMON       AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON      HELD AFTER
                                                              BENEFICIALLY   STOCK BEING   OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED     COMPLETE*
---------------------------                                   ------------   -----------   -----------
Broderick, Dennis and Barbara...............................       5,625          5,625            0
Broman, Donald Scott........................................         263            263            0
Brophy, Michael F...........................................       5,625          5,625            0
Bullough, Shane H...........................................      11,250         11,250            0
Capra, Christopher..........................................      11,942         11,942            0
Carlson, Robert.............................................       1,052          1,052            0
Carrington, Tristan.........................................      11,250         11,250            0
Chhabria, Shakuntala Irrevocable Trust......................       5,625          5,625            0
CLFS Equities, LLP..........................................       5,625          5,625            0
Clark, James E..............................................       5,625          5,625            0
Clauss, Robert..............................................       5,625          5,625            0
Crawford, Doug..............................................       1,841          1,841            0
Cochrane, Joyce M...........................................       5,625          5,625            0
Cook, Eugene E..............................................       5,625          5,625            0
Corkill Insurance...........................................      11,250         11,250            0
Craig, Steven J.............................................      11,250         11,250            0
Deephaven Opportunity Trading Fund LP.......................     112,500        112,500            0
Del Ghingaro, Robert Sr. and Del Ghingaro, Robert Jr........       5,625          5,625            0
Demnicki, Michael R.........................................       5,625          5,625            0
Doppelt, Neil...............................................       5,625          5,625            0
Dale A. Drake, Trustee for Drs. Drake LTD Pension Plan......       6,000          5,625          375
Constance Dubois, Trustee...................................       5,625          5,625            0
Dunnett, Richard............................................       1,052          1,052            0
Egan, John W................................................       5,625          5,625            0
ELK Realty & Building Co., Inc..............................       5,625          5,625            0
Everett, W. Allan...........................................       5,625          5,625            0
Fassbinder, Thomas..........................................       5,625          5,625            0
Flynn, Thomas...............................................      15,250         15,250            0
Franks, Malcolm.............................................       5,625          5,625            0
Garrett, Gary C.............................................      11,250         11,250            0
Gedelman, Frank.............................................       5,625          5,625            0
Gilpin, Wayne A.............................................      25,000         25,000            0
Gilpin, Magdalen C..........................................      50,000         50,000            0
Gilpin Marital Trust........................................      10,725         10,725            0
Ginzberg, Haim..............................................       5,219          5,219            0
Gleaves, William............................................       2,854          2,854            0
Gosney, Gregory S...........................................       5,625          5,625            0
Hadley, Peter F.............................................       1,406          1,406            0
Hayes, Robert...............................................      13,250         13,250            0
Hein, Curtis................................................         263            263            0
Hiler, Lawrence.............................................      11,250         11,250            0
Holzer, John J..............................................       5,625          5,625            0
Hull, Chris.................................................       3,604          3,604            0
Humphrey, Todd..............................................       7,625          7,625            0
Javier, Ramon and Emma......................................       5,625          5,625            0
Joyner, Courtney K..........................................       5,625          5,625            0
Kilrea, Scott W.............................................       5,625          5,625            0
Koogler, Donald E...........................................      11,250         11,250            0
Kozak, James................................................       5,630          5,630            0
Kozin, David and Renee......................................       5,625          5,625            0
Kromelow, Basil.............................................      11,250         11,250            0

                                                                                            AMOUNT OF
                                                               AMOUNT OF                     COMMON
                                                                 COMMON       AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON      HELD AFTER
                                                              BENEFICIALLY   STOCK BEING   OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED     COMPLETE*
---------------------------                                   ------------   -----------   -----------
Lamphere, Robert G..........................................      15,250         15,250            0
Lee, C. Glenn and Karen.....................................       5,625          5,625            0
Lehman, John W..............................................       7,625          7,625            0
Macke, Elmer H..............................................       5,625          5,625            0
Madison Securities Inc......................................      10,000         10,000            0
Mann, James L...............................................      11,250         11,250            0
Marassa, Robert.............................................       7,432          7,432            0
Martin, Rex.................................................       2,813          2,813            0
Matecki, Randy J............................................       5,625          5,625            0
MBS Holdings LLC............................................      11,250         11,250            0
McCambridge, John...........................................      11,250         11,250            0
Michaelsen, James B.........................................       5,625          5,625            0
Midwest Investment Group....................................      20,875         20,875            0
Mikels, Ken Wayne...........................................       1,315          1,315            0
Miller, Bradford............................................       5,625          5,625            0
Millines-Dziko, Patricia....................................      11,250         11,250            0
Moore, Gerald and Monica....................................      15,250         15,250            0
Morgan, Scott C.............................................         263            263            0
Morse Sr., James A. Trust...................................      22,500         22,500            0
Morse, Robert J. Trust......................................      11,250         11,250            0
Moss, Jeff..................................................       9,390          9,390            0
Muasher, Issa E.............................................       7,625          7,625            0
Mulack, Virginia W..........................................       5,625          5,625            0
Munden, Evelyn Munden Family LP.............................       5,625          5,625            0
Murphy, Dean and Dawn.......................................       5,625          5,625            0
Northport II Private Equity.................................      22,500         22,500            0
Orland, Keith B. and Margaret...............................       5,625          5,625            0
Owens, Michael..............................................         575            575            0
Pederson, William Scott.....................................       5,625          5,625            0
Pohl, Michael and Vivian....................................       5,625          5,625            0
Porter, Brian...............................................      11,250         11,250            0
Pravecek, Christopher.......................................      40,131         40,131            0
Pruitt, John P..............................................      26,875         26,875            0
Prutzman, George W..........................................      11,250         11,250            0
Rasmussen, James E..........................................      26,500         26,500            0
Ridge, James P..............................................       5,625          5,625            0
Robinson, John P............................................       5,625          5,625            0
Rogers, Shaun...............................................       7,169          7,169            0
Roehl, Everette.............................................      11,250         11,250            0
Ronald Stone, Trustee, Ronald Stone Insurance Trust.........      16,875         16,875            0
Rosenak, Dave...............................................       2,813          2,813            0
Rosenfeld, Harvey...........................................       4,000          4,000            0
Roth, Rodney H..............................................       5,625          5,625            0
Ryan, Michael TTEE Michael Ryan Revocable Trust.............       5,625          5,625            0
Safnuk, Donald Wayne Trust..................................      11,250         11,250            0
Sanders, Helen McKay........................................       5,625          5,625            0
Saunders, Thomas B. and Karen M.............................       5,625          5,625            0
Scheumann, Dennis...........................................      11,250         11,250            0
Schreiber, Marc.............................................       7,031          7,031            0
Serrano, Christina..........................................       2,000          2,000            0
Shelby Limited Partnership..................................       7,625          7,625            0

                                                                                            AMOUNT OF
                                                               AMOUNT OF                     COMMON
                                                                 COMMON       AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON      HELD AFTER
                                                              BENEFICIALLY   STOCK BEING   OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED     COMPLETE*
---------------------------                                   ------------   -----------   -----------
Sheldon, Ronald S...........................................       4,500          4,500            0
Slevin, John F..............................................       5,625          5,625            0
Smithburg, William D........................................       5,625          5,625            0
Spencer, Robert J...........................................       5,625          5,625            0
Sterling CellPoint, LLC.....................................     101,250        101,250            0
Stabus, Brain...............................................       4,088          4,088            0
Straus, Richard R...........................................       5,625          5,625            0
Tenex Investment Club.......................................      11,250         11,250            0
Tenzer, Lee.................................................      30,500         30,500            0
Thompson, Randy.............................................       5,625          5,625            0
Tierney, James and Marita...................................      11,250         11,250            0
Toolamation Inc.............................................       5,625          5,625            0
Trandel, David..............................................      21,010         21,010            0
Tyrone, James...............................................       4,000          4,000            0
Tyrone, James and Nancy.....................................      11,250         11,250            0
Unkel, Robert and Mary......................................       5,625          5,625            0
Weiner, Allan...............................................      11,250         11,250            0
Weiss, Fred.................................................       5,625          5,625            0
Weiss, Joanna Lee...........................................       1,841          1,841            0
Weiss, Joshua...............................................         500            500            0
Wieseneck Enterprises LP....................................      11,250         11,250            0
Wilbers, David L............................................       5,625          5,625            0
TOTALS......................................................   1,417,875      1,417,500          375

                                                                                            AMOUNT OF
                                                               AMOUNT OF                     COMMON
                                                                 COMMON       AMOUNT OF    STOCK TO BE
                                                                 STOCK         COMMON      HELD AFTER
                                                              BENEFICIALLY   STOCK BEING   OFFERING IS
NAME OF SELLING STOCKHOLDER                                      OWNED       REGISTERED     COMPLETE*
---------------------------                                   ------------   -----------   -----------
UNWIRE SELLING STOCKHOLDERS
AB Basen....................................................      13,023          3,256        9,767
Carlson, Roger(1)...........................................       2,441            611        1,830
Dahlin, Anna................................................       4,651          1,164        3,487
eRasmus Management AB.......................................      36,491          9,124       27,367
Foretagspartner AB..........................................      36,491          9,124       27,367
Gellberg, Kaj...............................................       9,767          2,443        7,324
Hoglund, Thomas(2)..........................................       9,302          8,837          465
Johansson, Kent.............................................      13,070          3,268        9,802
Jundin, Christopher.........................................         465            117          348
Jundin, Per(3)..............................................      36,280          9,070       27,210
Jundin, Peter...............................................       2,325            582        1,743
Karl Stockman AB............................................     275,148         31,996      243,152
Ledstiernan Kapitalforvaltning AB...........................       5,581          1,396        4,185
Ledstiernan BV..............................................      36,491          9,124       27,367
Ledstiernan Business Development AB.........................      36,491          9,124       27,367
Ledstiernan Investment Ltd..................................      36,491          9,124       27,367
Ledstiernan KB..............................................      20,466          5,117       15,349
Ljung, Mats.................................................       1,151            289          862
Lundberg, Jakob(4)..........................................       4,651          1,164        3,487
Lundberg, Per...............................................      60,457         15,116       45,341
Lundberg, Sara..............................................       4,651          1,164        3,487
Norra Brofastet AB..........................................      36,491          9,124       27,367
Olesen, Kerstin.............................................       5,180          1,295        3,885
Olesen, Lykke...............................................       5,180          1,295        3,885
Procuritas Investment Partners (PIP) BV.....................     218,949         54,738      164,211
Rosen, Thomas...............................................      23,611          5,904       17,707
Soderberg, Bertil...........................................     121,400         30,350       91,050
Soderberg, Orjan............................................       3,837            961        2,876
Stenhammar, Olof............................................      11,323          2,831        8,492
Strombom, Krister...........................................       6,102          1,526        4,576
Unium AB....................................................     134,889         20,701      114,188
Wallon, Michael(5)..........................................       9,302          8,837          465
TOTALS......................................................   1,222,148        268,772      953,376

------------------------

*   Assumes all shares covered by this Prospectus are sold.

(1) Roger Carlson is presently part of Senior Technical Management of Unwire.

(2) Thomas Hoglund was a founder of Unwire. He is presently part of the Senior Management of Unwire.

(3) Per Jundin was previously the Managing Director of Unwire.

(4) Per Lundberg was previously a member of the Board of Directors of Unwire.

(5) Michael Wallon was a founder of Unwire and has served as the Interim Managing Director of Unwire. He is presently part of the Senior Management of Unwire.

    With respect to the 1,075,000 shares of Common Stock issued to the Selling Shareholders in connection with the Unwire acquisition, we have included 268,772 of those shares in this Prospectus, and we have agreed to register the balance of the shares by December 31, 2000.

                              PLAN OF DISTRIBUTION

    We will not receive any of the proceeds of the sale of the Shares offered hereby. Some of the Shares included in this Prospectus have not yet been issued, but are issuable upon the exercise of warrants held by certain of the Selling Stockholders, which warrants have exercise prices ranging from $7.49 to $8.89. If all of those warrants are exercised, we will receive $2,392,325 in proceeds from the exercise of such warrants.

    The Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Shares through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Stockholders and any such brokers, dealers or agents who participate in the distribution of the Shares may be deemed to be "underwriters", and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

    The Shares offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods, without limitation:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; (e) face-to-face transactions between sellers and purchasers without a broker-dealer; (f) through the writing of options; and
(g) other. At any time a particular offer of the Shares is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Shares. In addition, the Common Stock covered by this Prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this Prospectus.

    To our knowledge, the Selling Stockholders do not currently have any plans, arrangements or understandings with any broker, dealer, agent or underwriter regarding the sale of the Shares. There is no assurance that any Selling Stockholder will not sell any or all of the Shares offered by him, her or it hereunder or that any such Selling Stockholder will not transfer, devise or gift such Shares.

    The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other such person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market activities with respect to the Shares.

    Pursuant to the registration rights set forth in the various subscription agreements between the Company and the Selling Stockholders, each of the Company and the Selling Stockholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents, transfer taxes and fees and expenses of Selling Stockholders' counsels.

                                INDEMNIFICATION

    We shall, to the fullest extent permitted by Section 78.7502 of the Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify under said section from and against any and all expenses, liabilities or other matters referred in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. We will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to our Amended and Restated By-Laws.

    INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, WE WILL, UNLESS IN THE OPINION OF OUR COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

    We carry directors' and officers' liability insurance covering losses up to $3,000,000 (subject to certain deductible amounts).

                                 LEGAL OPINIONS

    The law firm of Salans Hertzfeld Heilbronn Christy & Viener, our counsel, 620 Fifth Avenue, New York, New York 10020, has rendered an opinion regarding the validity of the Shares offered hereby.

                                    EXPERTS

    The financial statements of CellPoint Inc. (formerly Technor International Inc.) included in this Prospectus have been audited by BDO International AB, independent accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    The financial statements of Unwire AB included in this Prospectus have been audited by BDO Stoy Hayward, independent accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS
     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
         CONSOLIDATED FINANCIAL STATEMENTS (AUDITED) OF CELLPOINT INC.
       AND SUBSIDIARIES FOR THE FISCAL YEARS ENDED JUNE 30, 1999 AND 1998

Report of Independent Accountants...........................       F-2
Consolidated Balance Sheets as of June 30, 1999 and 1998....       F-3
Consolidated Statements of Operations for the fiscal years
  ended June 30, 1999 and 1998 and for the period from
  February 28, 1997 (Inception) through June 30, 1999.......       F-4
Consolidated Statements of Stockholders' Equity for the
  fiscal years ended June 30, 1999 1998 and for the period
  from February 28, 1997 (Inception) through June 30,
  1999......................................................       F-5
Consolidated Statements of Cash Flows for the fiscal years
  ended June 30, 1999 and 1998 and for the period from
  February 28, 1997 (Inception) through June 30, 1999.......       F-6
Notes to the Consolidated Financial Statements..............       F-7

                               UNWIRE SYSTEMS AB
                         FINANCIAL STATEMENTS (AUDITED)
             FOR THE FISCAL YEARS ENDED DECEMBER 31, 1999 AND 1998

(a) UNWIRE SYSTEMS AB

Report of the Independent Accountants.......................      F-16
Balance sheets as of December 31, 1999 and 1998.............      F-17
Statements of operations for the years ended December 31,
  1999 and 1998.............................................      F-18
Statements of stockholders' equity (deficit) for the years
  ended December 31, 1999 and 1998..........................      F-19
Statements of cash flows for the years ended December 31,
  1999 and 1998.............................................      F-20
Notes forming part of the financial statements..............      F-21

(b) PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Information......      F-28
Unaudited Pro Forma Consolidated Statement of Operations for
  the Year Ended June 30, 1999..............................      F-29
Unaudited Pro Forma Consolidated Statement of Operations for
  the Nine Months Ended March 31, 2000......................      F-30

                 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
               AS OF AND FOR THE NINE MONTHS ENDED MARCH 31, 2000

Consolidated Balance Sheets as of March 31, 2000
  (Unaudited)...............................................      F-31

Consolidated Statements of Operations for the three months
  ended March 31, 2000 and March 31, 1999 (Unaudited), and
  the nine-month periods ended March 31, 2000 and March 31,
  1999 (Unaudited)..........................................      F-32

Consolidated Statements of Comprehensive Income for the
  nine-month periods ended March 31, 2000 and 1999
  (Unaudited)...............................................      F-33

Consolidated Statements of Cash Flow for the nine-month
  periods ended March 31, 2000 and 1999 (Unaudited).........      F-34

Notes to Consolidated Financial Statements..................      F-35

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
CellPoint Inc. (Formerly Technor International Inc.)

    We have audited the accompanying consolidated balance sheets of CellPoint Inc. (Formerly Technor International Inc.) and subsidiaries (a development stage company) (the "Company") as of June 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1999 and 1998 and for the period from February 28, 1997 (inception) through June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CellPoint Inc. (Formerly, Technor International Inc.) and subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years ended June 30, 1999 and 1998 and for the period from February 28, 1997 (inception) through June 30, 1999 in conformity with U.S. generally accepted accounting principles.

    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the consolidated financial statements, the Company is a development stage company with no revenues and has sustained losses from operations since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

\s\ BDO International AB

Sollentuna, Sweden
September 9, 1999

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS

                                (AMOUNTS IN USD)

                                                                      JUNE 30,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
                                        ASSETS

CURRENT:
  Cash and cash equivalents.................................  $   180,073   $   764,603
  Stock subscriptions receivable............................           --     2,346,667
  Option for shares in Wasp.................................           --     4,050,000
  Prepaid expenses..........................................       19,597        40,653
  Other receivables.........................................       20,533        70,814
  Other assets..............................................       15,990            --
                                                              -----------   -----------
    TOTAL CURRENT ASSETS....................................      236,193     7,272,737
                                                              -----------   -----------
LONG-TERM ASSETS:
  Investment in affiliates..................................      500,000     4,250,000
  Purchased technology, net of amortization of $483,336.....    9,666,664            --
  Matrix franchising concept, net of amortization of
    $111,112................................................      888,888            --
  Employment contracts, net of amortization of $68,333......      354,657            --
  Furniture and equipment, net of depreciation of $46,142
    and $6,860, respectively................................      110,140       110,092
                                                              -----------   -----------
    TOTAL LONG-TERM ASSETS..................................   11,520,349     4,360,092
                                                              -----------   -----------
    TOTAL ASSETS............................................  $11,756,542   $11,632,829
                                                              ===========   ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses and other current liabilities............  $   210,732   $   270,901
  Accounts payable..........................................       39,518       247,040
  Deferred revenue..........................................       58,690            --
  Due to shareholders.......................................      150,000       250,000
  Due to affiliate..........................................      123,799            --
  Advances from employee....................................           --       151,554
  Other current liabilities.................................       12,901            --
                                                              -----------   -----------
    TOTAL CURRENT LIABILITIES...............................      595,640       919,495
                                                              -----------   -----------
STOCKHOLDERS' EQUITY:
  Preferred shares ($0.001 par value; 3,000,000 shares
    authorized; no shares issued)...........................           --            --
  Common shares ($0.001 par value; 22,000,000 shares
    authorized; 4,715,000 shares issued and 1,950,000 shares
    to be issued as of June 30, 1998 and 7,440,000 shares
    issued and 750,000 shares to be issued as of June 30,
    1999)...................................................        8,190         6,665
  Shares subscribed ($0.001 par value; 775,000 common
    shares).................................................           --           775
  Additional paid-in capital................................   14,961,373    11,662,123
  Cumulative translation adjustment.........................       (2,318)          363
  Deficit accumulated.......................................   (3,806,343)     (836,592)
                                                              -----------   -----------
                                                               11,160,902    10,833,334
  Less: Subscriptions receivable (30,000 shares)............           --      (120,000)
                                                              -----------   -----------
    Total stockholders' equity..............................   11,160,902    10,713,334
                                                              -----------   -----------
    Total liabilities and stockholders' equity..............  $11,756,542   $11,632,829
                                                              ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                (AMOUNTS IN USD)

                                                                                     PERIOD FROM
                                                                                  FEBRUARY 28, 1997
                                                          YEAR ENDED JUNE 30,        (INCEPTION)
                                                        -----------------------    THROUGH JUNE 30,
                                                           1999         1998             1999
                                                        -----------   ---------   ------------------
REVENUE...............................................  $        --   $      --      $        --
COST OF GOODS SOLD....................................           --          --               --
                                                        -----------   ---------      -----------
  GROSS PROFIT........................................           --          --               --
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..........   (1,637,240)   (513,652)      (2,165,682)
PROFESSIONAL FEES.....................................     (534,176)   (315,431)        (859,136)
DEPRECIATION AND AMORTIZATION.........................     (702,063)     (6,725)        (708,788)
                                                        -----------   ---------      -----------
  OPERATING LOSS......................................   (2,873,479)   (835,808)      (3,733,606)
FINANCIAL ITEMS, NET..................................      (96,272)     23,237          (72,737)
                                                        -----------   ---------      -----------
  NET LOSS BEFORE TAXES...............................   (2,969,751)   (812,571)      (3,806,343)
INCOME TAXES..........................................           --          --               --
                                                        -----------   ---------      -----------
NET LOSS..............................................  $(2,969,751)  $(812,571)     $(3,806,343)
                                                        ===========   =========      ===========
BASIC AND DILUTED LOSS PER SHARE......................  $     (0.36)  $   (0.18)
                                                        ===========   =========      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                (AMOUNTS IN USD)

                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                  COMMON SHARES         COMMON SHARES TO                      DEFICIT
                                     ISSUED                 BE ISSUED                       ACCUMULATED
                              ---------------------   ---------------------   ADDITIONAL    DURING THE
                              NUMBER OF               NUMBER OF                 PAID-IN     DEVELOPMENT   SUBSCRIPTIONS
                                SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL        STAGE       RECEIVABLE
                              ----------   --------   ----------   --------   -----------   -----------   -------------
BALANCE, FEBRUARY 28, 1997
  (INCEPTION)...............         --     $   --           --    $    --    $        --   $       --      $      --
Comprehensive income (loss):
  Net loss..................         --         --           --         --             --      (24,021)            --
  Other comprehensive income
    (loss):
    Currency translation....         --         --           --         --             --           --             --
Comprehensive loss for
  fiscal year...............
April 1997--share
  subscription at par
  value.....................         --         --    3,500,000      3,500             --           --             --
June 1997--share
  subscription at $0.20 per
  share, net of offering
  costs.....................         --         --      500,000        500         98,262           --             --
                              ---------     ------    ----------   -------    -----------   -----------     ---------
BALANCE, JUNE 30, 1997......                          4,000,000      4,000         98,262      (24,021)
September 1997--shares
  issued....................  4,000,000      4,000    (4,000,000)   (4,000)            --           --             --
Comprehensive income (loss):
  Net loss..................         --         --           --         --             --     (812,571)            --
  Other comprehensive income
    (loss):
  Currency translation......         --         --           --         --             --           --             --
  Comprehensive loss for
    fiscal year.............
January 1998--share
  subscription at $1.25 per
  share, net of offering
  costs.....................    715,000        715           --         --        855,535           --             --
May 1998 shares in
  connection with Wasp
  transaction...............         --         --    1,950,000      1,950      7,798,050           --             --
June 1998--share
  subscription at $4.00 per
  share, net of offering
  costs.....................         --         --      775,000        775      2,910,276           --             --
Subscriptions receivable not
  yet paid..................         --         --           --         --             --           --       (120,000)
                              ---------     ------    ----------   -------    -----------   -----------     ---------
Balance, June 30, 1998......  4,715,000      4,715    2,725,000      2,725     11,662,123     (836,592)      (120,000)
1998--shares issued.........  2,725,000      2,725    (2,725,000)   (2,725)            --           --             --
Comprehensive income (loss):
  Net loss..................         --         --           --         --             --   (2,969,751)            --
  Other comprehensive income
    (loss):
  Currency translation......         --         --           --         --             --           --             --
Comprehensive loss for
  fiscal year...............
Subscriptions paid..........         --         --           --         --             --           --        120,000
Shares issued in connection
  with purchased
  technology................         --         --      500,000        500      2,299,500           --             --
Shares issued in connection
  with marketing
  agreement.................         --         --      250,000        250        999,750           --             --
                              ---------     ------    ----------   -------    -----------   -----------     ---------
Balance, June 30, 1999......  7,440,000     $7,440      750,000    $   750    $14,961,373   $(3,806,343)    $      --
                              =========     ======    ==========   =======    ===========   ===========     =========


                               ACCUMULATED
                                  OTHER
                              COMPREHENSIVE
                              INCOME (LOSS)      TOTAL
                              -------------   -----------
BALANCE, FEBRUARY 28, 1997
  (INCEPTION)...............     $    --      $        --
Comprehensive income (loss):
  Net loss..................          --          (24,021)
  Other comprehensive income
    (loss):
    Currency translation....          --               --
                                              -----------
Comprehensive loss for
  fiscal year...............                      (24,021)
                                              -----------
April 1997--share
  subscription at par
  value.....................          --            3,500
June 1997--share
  subscription at $0.20 per
  share, net of offering
  costs.....................          --           98,762
                                 -------      -----------
BALANCE, JUNE 30, 1997......                       78,241
September 1997--shares
  issued....................          --               --
Comprehensive income (loss):
  Net loss..................          --         (812,571)
  Other comprehensive income
    (loss):
  Currency translation......         363              363
                                              -----------
  Comprehensive loss for
    fiscal year.............                     (812,208)
                                              -----------
January 1998--share
  subscription at $1.25 per
  share, net of offering
  costs.....................          --          856,250
May 1998 shares in
  connection with Wasp
  transaction...............          --        7,800,000
June 1998--share
  subscription at $4.00 per
  share, net of offering
  costs.....................          --        2,911,051
Subscriptions receivable not
  yet paid..................          --         (120,000)
                                 -------      -----------
Balance, June 30, 1998......         363       10,713,334
                                              -----------
1998--shares issued.........          --               --
Comprehensive income (loss):
  Net loss..................          --       (2,969,751)
  Other comprehensive income
    (loss):
  Currency translation......      (2,681)          (2,681)
                                              -----------
Comprehensive loss for
  fiscal year...............                   (2,972,432)
                                              -----------
Subscriptions paid..........          --          120,000
Shares issued in connection
  with purchased
  technology................          --        2,300,000
Shares issued in connection
  with marketing
  agreement.................          --        1,000,000
                                 -------      -----------
Balance, June 30, 1999......     $(2,318)     $11,160,902
                                 =======      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (AMOUNTS IN USD)

                    YEARS ENDED JUNE 30, 1999, 1998 AND 1997

                                                                                            PERIOD FROM
                                                                                            FEBRUARY 28,
                                                                 YEAR ENDED JUNE 30,      1997 (INCEPTION)
                                                              -------------------------   THROUGH JUNE 30,
                                                                 1999          1998             1999
                                                              -----------   -----------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(2,969,751)  $  (812,571)     $(3,806,343)
  Depreciation and amortization.............................      702,063         6,725          708,788
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Other assets............................................      (15,990)           --          (15,990)
    (Increase) decrease in prepaid expenses.................       21,056       (29,077)         (19,597)
    (Increase) decrease in short term receivables...........       50,281       (70,814)         (20,533)
    Increase in accrued expenses and other current
      liabilities...........................................       11,425       270,901          282,326
    Increase (decrease) in accounts payable.................     (207,522)      247,040           39,515
    Increase (decrease) in advance from employee............     (151,554)       97,695               --
    Increase in due to affiliate............................      123,799            --          123,799
                                                              -----------   -----------      -----------
    NET CASH USED IN OPERATING ACTIVITIES...................   (2,436,193)     (290,101)      (2,708,035)
                                                              -----------   -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of technology....................................           --            --          (50,000)
  Purchase of shares in subsidiary and affiliate............     (500,000)     (250,000)        (950,000)
  Purchase of fixed assets..................................      (12,320)      (99,993)        (139,323)
                                                              -----------   -----------      -----------
  NET CASH USED IN INVESTING ACTIVITIES.....................     (512,320)     (349,993)      (1,139,323)
                                                              -----------   -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances (payments) of stockholders' loans................     (100,000)           --          150,000
Net proceeds from issuance of shares........................    2,466,667     1,300,634        3,879,752
                                                              -----------   -----------      -----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES...............    2,366,667     1,300,634        4,029,752
                                                              -----------   -----------      -----------
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH.................       (2,684)          363           (2,321)
                                                              -----------   -----------      -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     (584,530)      660,903          180,073
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............      764,603       103,700               --
                                                              -----------   -----------      -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   180,073   $   764,603      $   180,073
                                                              ===========   ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS

    Technor International Inc., a development stage company ("Technor"or the "Company"), was incorporated in the state of Nevada on February 28, 1997. Technor has purchased a GSM (Global System for mobile communications) positioning system technology (the "Technology") from a Novel Electronics Systems & Technologies which can be used for a variety of positioning and telematics applications including positioning standard mobile phones for resource management, information, safety and security, locating vehicles, management of security and alarm systems, surveillance of rented objects as well as for remote control of industrial equipment.

    Technor is marketing and further developing the positioning and telematics applications of the CellPoint System. The CellPoint System consists of three main parts: the mobile phone or terminal, the positioning server and the positioning programs. The GSM network facilitates the communication between the mobile phone or terminal and the CellPoint server system. The positioning server system enables the use of the Internet or fixed lines as information carriers.

    On January 16, 1998 Technor formed a wholly-owned subsidiary in Sweden, CellPoint Systems AB ("CellPoint"). CellPoint is Technor's commercial arm focusing primarily on, but not limited to, Europe.

    Effective February 28, 1999, Technor acquired 100% of Wasp International
(Pty) Ltd., a South African company ("Wasp") (see Note 3).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the financial statements of Technor and all its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles and are presented in U.S. dollars. All material inter-company transactions and balances have been eliminated.

    DEVELOPMENT STAGE ACTIVITIES

    The Company has not earned revenues from its activities through June 30, 1999. As such, the Company is still in a development stage and falls under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

    GOING CONCERN AND MANAGEMENT'S PLANS

    The Company has a limited operating history with no revenues. Through
June 30, 1999, the Company has accumulated a deficit of $3,806,343. Management's efforts have focused on securing the Technology, developing the CellPoint System and acquiring staff and facilities for operations. As such, the Company is subject to all the risks and uncertainties associated with a new business. Management believes they have a commercially feasible product and expects that the first significant orders for its product will commence late in calendar year 1999 and that the Company will have a positive cash flow during the second half of fiscal 2000. The success of the Company's future operations is, however, dependent upon the Company's ability to successfully market the product and to meet additional capital requirements. If no revenues or further financing is received, management believes that the existing capital is sufficient for approximately 9-12 months after June 30, 1999.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on recoverability and classification of assets or the classification of liabilities that might result from the outcome of this uncertainty.

    INVESTMENT IN AFFILIATE

    The investment in an affiliate is recorded at the lower of cost or net realizable value, as no significant influence is exercised over the financial and operating decisions of that affiliate.

    FOREIGN CURRENCY TRANSLATION

    Assets and liabilities of foreign units are translated at balance sheet date rates to USD. Income statements are translated at the average exchange rate for the period. Translation differences that arise are recorded directly as a component of stockholders' equity.

    Receivables and liabilities denominated in foreign currencies are translated at balance sheet date rates. Unrealized exchange gains and losses on translation are reported in the income statement.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments with original maturities of three months or less. The majority of the Company's cash and cash equivalents reside with high quality Swedish financial institutions. Therefore, the cash balances are not insured by the U.S. Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

    FURNITURE AND EQUIPMENT

    Furniture and equipment are recorded at acquisition cost less accumulated depreciation. Depreciation is calculated using a straight-line method over the estimated useful lives of the related assets. Computer equipment is depreciated over 3 years and other equipment over 5 years. Furniture and equipment acquired during the year are depreciated from the date the assets are put to service. Expenditures for normal maintenance and repairs are charged to income. Significant improvements are capitalized.

    AMORTIZATION

    Intangible assets are amortized on a straight-line basis over their estimated lives, as follows: purchased technology seven years, the marketing agreement, the term of the agreement, which is three years, and employment contracts, the length of the employment contracts, which is two years.

    DEFERRED REVENUE

    Deferred revenue represents pre-billing of contract fees pertaining to future periods.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company periodically evaluates potential impairment of long-lived assets based upon cash flows. A loss relating to an impairment of assets occurs when the aggregate of the estimated undiscounted future cash inflows to be generated by the Company's assets groups (including any salvage values) are less than the related assets' carrying value. Impairment is measured based on the difference between the higher of the fair value of the assets or present value of the discounted expected future cash flows and the assets' carrying value. No impairment was recorded in 1999 or 1998.

    INCOME TAXES

    The Company utilizes the asset and liability method to account for income taxes whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted.

    EARNINGS PER SHARE

    The Company calculated its earnings per share pursuant to SFAS No. 128, "Earnings per Share", which requires the presentation of both basic and fully diluted earnings per share (EPS). Assumed exercise of options has not been included in the calculation of diluted EPS since the effect would be anti-dilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented. EPS is computed based on the loss to common stockholders and the weighted average number of shares outstanding. The weighted average number of shares outstanding were 7,440,000 and 4,460,417 as of June 30, 1999 and 1998, respectively.

    USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

    EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", establishes accounting and reporting requirements for derivative instruments. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore does not expect this pronouncement to have any effect on the financial statements.

    Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", requires an entity to expense all software development costs incurred in the preliminary project stage, training costs and data conversion costs for fiscal years beginning after December 15, 1998. The Company believes that adoption of this statement will not have a material effect on the Company's financial statements.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Statement of Position 98-5, "Accounting for Start-up Costs", requires an entity to expense all start-up related costs as incurred for the fiscal years beginning after December 15, 1998. The Company believes that adoption of this statement will not have a material effect on the Company's financial statements.

3. TRANSACTIONS WITH NOVEL ELECTRONIC SYSTEMS & TECHNOLOGIES, WASP INTERNATIONAL (PTY) LTD., MATRIX VEHICLE TRACKING (PTY) LTD. AND WASP SA
(PTY) LTD.

    On May 26, 1998, the Company entered into a license agreement with Wasp for Wasp's positioning system technology and a two step option to purchase 100% of the shares in Wasp in exchange for a combination of shares of the Company and cash.

    On June 20, 1998, the Company exercised the first option and purchased 25% of the shares of Wasp.

    The total transaction amounted to a share transfer of 1,950,000 shares of Technor's stock valued at $4.00 per share and $500,000 in cash.

    The original agreements were amended and restated effective February 28, 1999 as follows:

    Technor acquired:

    - 100% of Wasp International (Pty) Ltd., including the development team (18 persons currently employed in Wasp).

    - Intellectual Property Rights (IPR) and total ownership of the technology for use throughout the world, except Africa, south of the Sahara, which had previously been acquired from the owners of the technology by Novel Electronic Systems & Technologies.

    - 10% of the common stock of Wasp SA (Pty) Ltd. ("Wasp SA")--Wasp SA is the company with the current operations in South Africa and Intellectual Property Rights (IPR) for Africa, south of the Sahara.

    The total consideration in the above transactions was as follows:

    - 2,450,000 shares in Technor at the current market price of $4 per share which amounted to $9,800,000 plus a $50,000 cash payment to Novel Electronic Systems & Technologies for the Intellectual Property Rights. (Of the above shares, 1,950,000 shares had been issued under the previous agreements before the amendment).

    - $950,000 to the stockholders of Wasp International (Pty) Ltd. (subsequently renamed CellPoint Systems SA (Pty) Ltd.) comprising $450,000 for the acquisition of Wasp International (Pty) Ltd., and $500,000 for the 10% interest in Wasp SA (of the above amount, $500,000 had already been paid under the previous agreements before the amendment).

    The acquisition of Wasp International and the technology have been accounted for at fair values since neither the former shareholders of Wasp International nor Novel were promoters of Technor. The investment in Wasp SA is accounted for under the cost method since Technor does not exercise significant influence over the financial or operating decisions of Wasp SA.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. TRANSACTIONS WITH NOVEL ELECTRONIC SYSTEMS & TECHNOLOGIES, WASP INTERNATIONAL (PTY) LTD., MATRIX VEHICLE TRACKING (PTY) LTD. AND WASP SA
(PTY) LTD. (CONTINUED)
    Under the revised agreements, Technor could possibly be required to issue up to an additional 75,000 shares and pay a maximum of $750,000 at the end of 1999 if certain stock price targets are not met. The cost of shares which could potentially be issued has been recorded at market value at the time of the agreement of $4.00 per share with a corresponding credit to additional paid-in capital. The potential additional payment of up to $750,000 has not been recorded.

    In connection with the acquisitions, the Company also concluded an agreement with Matrix Vehicle Tracking (Pty) Ltd. ("Matrix"), the company that has commercialized the technology in South Africa. Matrix received 250,000 shares in Technor, with a market value of $4.00 per share (the current market price), for services Matrix performed in the acquisition of the technology and the development team and its transfer of know-how and procedures of vehicle tracking. Matrix will also continue to provide its services to Technor for the next three years under the current agreement.

    In connection with the acquisition of Wasp SA International (Pty) Ltd., the excess purchase price over the book value of assets acquired amounted to $422,990 which was allocated to employment contracts.

    This intangible asset will be amortized over the term of the agreements, which is two years. The purchased technology will be amortized over its estimated useful life of seven years and the Matrix service agreement will be amortized over three years, the term of the agreement.

4.  INCOME TAXES

                                                           YEAR ENDED JUNE 30,
                                                           -------------------
                                                             1999       1998
                                                           --------   --------
Current tax expense:.....................................   $   --     $   --
  Federal................................................       --         --
  State..................................................       --         --
  Foreign................................................       --         --
                                                                --         --
Deferred tax expense:....................................       --         --
  Federal................................................       --         --
  State..................................................       --         --
  Foreign................................................       --         --
                                                            ------     ------
    Total tax provision..................................   $   --     $   --
                                                            ======     ======

    Technor International Inc. did not have taxable income for the period from February 28, 1997 (Inception) through June 30, 1999 and therefore does not have any current income tax expense.

    Technor's wholly-owned subsidiaries, CellPoint and Wasp, had net operating losses for the year ended June 30, 1999 and were not subject to tax in Sweden and South Africa, respectively.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  INCOME TAXES (CONTINUED)
    The significant components of the Company's deferred income tax assets are as follows:

                                                              JUNE 30,
                                                        ---------------------
                                                           1999        1998
                                                        ----------   --------
Deferred income tax assets:
  Net operating losses................................  $1,294,000   $284,000
  Unrealized currency gain............................      (7,700)    (7,400)
                                                        ----------   --------
Total deferred income tax asset.......................   1,286,300    276,600
Valuation allowance...................................  (1,286,300)  (276,600)
                                                        ----------   --------
Net deferred income tax asset.........................  $       --   $     --
                                                        ==========   ========

    The Swedish net operating losses amount to approximately U.S. $2,100,000 at June 30, 1999. These net operating losses do not expire.

    Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                                     JUNE 30,
                                                              ----------------------
                                                                1999          1998
                                                              --------      --------
Tax expense at U.S. statutory rate..........................   (34.0)%       (34.0)%
Meals and entertainment.....................................     0.5           0.4
Change in Federal valuation allowance.......................    33.5          33.6
                                                               -----         -----
Effective income tax rate...................................      -- %          -- %
                                                               =====         =====

5.  FURNITURE AND EQUIPMENT

    Furniture and equipment at June 30, 1999 and 1998 consisted of the following:

                                                               JUNE 30,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Furniture and equipment.................................  $156,282   $116,952
  Less: accumulated depreciation........................   (46,142)    (6,860)
                                                          --------   --------
                                                          $110,140   $110,092
                                                          ========   ========

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                               JUNE 30,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Professional fees.......................................  $ 76,636   $113,455
Offering costs..........................................        --     51,596
Accrued vacation........................................   112,541     16,409
Payroll taxes and Social Security costs.................    18,580     18,714
Other...................................................     2,975     70,727
                                                          --------   --------
                                                          $210,732   $270,901
                                                          ========   ========

7.  ADVANCES FROM EMPLOYEES

    Two principal stockholders, also employees of the Company, lent the Company $150,000 in June 1999. There are no stated repayment terms though interest of 5% will be charged on the outstanding balance of this loan.

8.  FINANCIAL ITEMS, NET

                                                                JUNE 30,
                                                          --------------------
                                                            1999        1998
                                                          ---------   --------
Interest income.........................................  $  33,895   $ 2,708
Unrealized exchange gains...............................    (22,755)   21,766
Realized exchange losses................................   (107,412)   (1,237)
                                                          ---------   -------
Total...................................................  $ (96,272)  $23,237
                                                          =========   =======

9.  STOCK INCENTIVE PLAN

    In 1998, the Company adopted a Stock Incentive Plan ("the Stock Incentive Plan") for its employees, officers and directors (whether or not employees). The Stock Incentive Plan provides for the grant of non-qualified stock options. The Stock Incentive Plan also provides that for each option granted under the Stock Incentive Plan, the exercise price shall not be less than 100% of the fair market value of the common share on the date before the option is granted. The Stock Incentive Plan provides that options granted vest in one, two or three installments: the first being six to twelve months, the second being one year to two years, and the third being eighteen months to twenty-eight months after the anniversary of the date of grant, and expire no later than 10 years subsequent to the grant date.

    The number of shares authorized for grants under the Share Option Plan is 1,000,000 and the number of options granted at June 30, 1999 was 840,000. As of June 30, 1999, no options had been exercised.

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  STOCK INCENTIVE PLAN (CONTINUED)
    The following table summarizes information about stock options outstanding at June 30, 1999:

OPTIONS OUTSTANDING                                                           OPTIONS EXERCISABLE
-------------------------------------------------------------------   ------------------------------------
                                                         WEIGHTED
                                          OUTSTANDING     AVERAGE     WEIGHTED                    WEIGHTED
                                             AS OF       REMAINING    AVERAGE    EXERCISABLE AS   AVERAGE
                                           JUNE 30,     CONTRACTUAL   EXERCISE    OF JUNE 30,     EXERCISE
RANGE OF EXERCISE PRICES                     1999          YEARS       PRICES         1999         PRICES
----------------------------------------  -----------   -----------   --------   --------------   --------
$1.00...................................    125,000         8.5        $1.00        100,000        $1.00
$2.50-$2.75.............................    350,000         8.8         2.70        225,000         2.75
$3.00-$3.88.............................    185,000         9.8         3.40          8,500         3.25
$4.00-$4.63.............................    180,000         9.5         4.29             --           --
                                            -------                                 -------
                                            840,000                                 333,500
                                            =======                                 =======

    Information concerning the Stock Incentive Plan is summarized as follows:

                                                                                        WEIGHTED
                                                                                        AVERAGE
                                                              OPTION    OPTION PRICE   PRICE PER
                                                              SHARES     PER SHARE       SHARE
                                                             --------   ------------   ----------
Outstanding at June 30, 1997...............................       --    $        --      $  --
Granted....................................................  405,000    $1.00-$2.75       2.21
Exercised..................................................       --             --         --
Cancelled/expired..........................................       --             --         --
                                                             -------    -----------      -----
Outstanding at June 30, 1998...............................  405,000    $1.00-$2.75      $2.21
Granted....................................................  435,000    $2.50-$4.63      $3.63
Exercised..................................................       --             --         --
Cancelled/expired..........................................       --             --         --
                                                             -------    -----------      -----
Outstanding at June 30, 1999...............................  840,000    $1.00-$4.63      $2.94
                                                             =======    ===========      =====

    The Company accounts for stock options granted to employees under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), as permitted by SFAS No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." APB 25 provides for compensation cost to be recognized over the vesting period of the options based on the difference, if any, between the fair market value of the Company's stock and the option price on the grant date. SFAS No. 123 requires the Company to provide pro forma disclosures of net income and earnings per share as if the optional fair value method had been applied to determine compensation costs for the Company's stock option plans. The Company has used the Black-Scholes option-pricing model to estimate the fair value of each stock option issued in 1999 and 1998. The following weighted average assumptions were used in 1999 and 1998, respectively: a risk-free interest rate of 4.97% and

     CELLPOINT INC. (FORMERLY TECHNOR INTERNATIONAL INC.) AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  STOCK INCENTIVE PLAN (CONTINUED)
4.94%; an expected option life of 3 years for both years; expected volatility of 65% and 65%; and no dividends paid.

                                                        YEAR ENDED JUNE 30,
                                                     -------------------------
                                                        1999          1998
                                                     -----------   -----------
Net loss
  As reported......................................  $(2,961,751)  $  (812,571)
  Pro forma........................................   (3,592,651)     (941,955)
Earnings per share
  As reported......................................        (0.36)        (0.18)
  Pro forma........................................        (0.50)        (0.21)

10.  COMMITMENTS AND CONTINGENCIES

    A significant portion of the Company's business is conducted in currencies other than the U.S. dollar (the currency in which its financial statements are stated), primarily the Swedish krona. The Company incurs a significant portion of its expenses in Swedish krona and South African Rand, including all of its product development expenses and a substantial portion of its general and administrative expenses. As a result, the value of the Swedish krona and South African Rand relative to the other currencies in which the Company generates revenues, particularly the U.S. dollar, could adversely affect operating results. The Company does not currently undertake hedging transactions to cover its currency exposure.

    The Company rents an office under an operating lease agreement, on a month to month basis. Rental expense amounted to $13,590 and $32,420 for 1997 and 1998, respectively. On July 1, 1999 the Company signed a lease for nine months with future minimum rental payments of $35,714.

    The Company is obligated under various employment agreements with certain officers, which provide for base annual compensation aggregating $378,959. All agreements are for two years with two expiring May 31, 2001 and two expiring July 31, 2001.

11.  SUBSEQUENT EVENTS

    During August 1999, the Company closed on a $2 million bridge financing. The Company sold 20 units, each unit consisting of a one year $100,000 promissory note that bears interest at 12% per annum and a warrant to purchase 4,000 shares of the Company's common stock at a price equal to the ten day average closing bid price prior to closing. The placement agent receives commissions of 5% of the total financing and warrants to purchase shares of the Company's common stock of 5,000 warrants per unit. Principal and interest is payable upon the earlier of one year or the date on which the Company has received funds in the minimum amount of $3 million in a subsequent equity private placement.

    Further to the bridge financing, a Letter of Intent is also in place for a subsequent private placement of up to $8,000,000 to be completed by the end of 1999.

    Two principal shareholders, also employees of the Company, lent the Company $150,000 in July 1999. There are no stated repayment terms. Interest of 5% will be charged on the outstanding balance of this loan.

                                   UNWIRE AB
                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF UNWIRE AB

    We have audited the accompanying balance sheets of Unwire AB (the "Company") as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with US generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unwire AB as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with US generally accepted accounting principles.

\s\ BDO Stoy Hayward

London, England

May 9, 2000

                                   UNWIRE AB

                                 BALANCE SHEETS

                                                                         DECEMBER 31,   DECEMBER 31,
                                                                NOTE         1999           1998
                                                              --------   ------------   ------------
                                               ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................             $    11,251    $    89,076
  Stock subscriptions receivable............................                      --        352,224
  Trade receivables, net of allowance for losses of $1,732
    and $6,052 in 1999 and 1998, respectively...............                  81,544         46,323
  Prepaid expenses..........................................                  36,185         38,639
  Other receivables.........................................                  71,577        102,240
  Inventories...............................................                 188,334          8,459
                                                                         -----------    -----------
TOTAL CURRENT ASSETS........................................                 388,891        636,961
                                                                         -----------    -----------
OTHER ASSETS
  Software development costs, net...........................   4             109,841         67,379
  Patents and trademarks, net...............................   5             164,443         97,556
  Furniture and equipment, net..............................   6              39,054         35,827
                                                                         -----------    -----------
TOTAL OTHER ASSETS..........................................                 313,338        200,762
                                                                         -----------    -----------
TOTAL ASSETS................................................             $   702,229    $   837,723
                                                                         ===========    ===========

                           LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
  Trade payables............................................             $   375,941    $   205,846
  Factor borrowings.........................................                  44,281         63,203
  Notes payable bank........................................   7             147,758         18,506
  Notes payable--stockholders...............................   8              46,822             --
  Accrued expenses..........................................                 208,236         99,263
                                                                         -----------    -----------
TOTAL CURRENT LIABILITIES...................................                 823,038        386,818
                                                                         -----------    -----------
Non current liabilities
  Convertible debentures....................................   9             585,480             --
  Long term debt, net of current portion....................   7              70,233        166,553
                                                                         -----------    -----------
TOTAL NON-CURRENT LIABILITIES...............................                 655,713        166,553
                                                                         -----------    -----------
Stockholders' (deficit) equity
  Common shares ($0.08 par value; 1,805,900 shares
    authorised; 1,000,000 shares issued and outstanding)....                  81,556         81,556
  Additional paid in capital................................               1,243,017      1,243,017
  Cumulative foreign currency translation adjustment........                  29,850          1,831
  Accumulated deficit.......................................              (2,130,945)    (1,042,052)
                                                                         -----------    -----------
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY........................                (776,522)       284,352
                                                                         -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY........             $   702,229    $   837,723
                                                                         ===========    ===========

    The accompanying notes are an integral part of the financial statements

                                   UNWIRE AB
                            STATEMENTS OF OPERATIONS

                                                                          YEAR ENDED     YEAR ENDED
                                                                         DECEMBER 31,   DECEMBER 31,
                                                                NOTE         1999           1998
                                                                ----     ------------   ------------
REVENUES, NET...............................................             $   712,067    $   160,331

Cost of revenues............................................                (764,254)      (579,009)
                                                                         -----------    -----------

GROSS LOSS..................................................                 (52,187)      (418,678)

Selling expenses............................................                (335,076)      (256,638)

Administrative expenses.....................................                (541,112)      (327,469)

Research and development costs..............................                (133,305)      (156,229)

Other operating income......................................                  15,090         27,638
                                                                         -----------    -----------

LOSS FROM OPERATIONS........................................              (1,046,590)    (1,131,376)

Financial items, net........................................     10          (42,303)        (6,866)
                                                                         -----------    -----------

LOSS BEFORE INCOME TAXES....................................              (1,088,893)    (1,138,242)

Provision for income taxes..................................      3               --             --
                                                                         -----------    -----------

NET LOSS....................................................             $(1,088,893)   $(1,138,242)
                                                                         ===========    ===========

BASIC AND DILUTED LOSS PER SHARE............................             $    (1.089)   $    (1.476)
                                                                         ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND
  DILUTED...................................................               1,000,000        771,041
                                                                         ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                                   UNWIRE AB
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                     ACCUMULATED
                                                                                        OTHER
                                     COMMON SHARES       ADDITIONAL                 COMPREHENSIVE
                                 ---------------------    PAID IN     ACCUMULATED      INCOME
                                   SHARES      AMOUNT     CAPITAL       DEFICIT        (LOSS)          TOTAL
                                 ----------   --------   ----------   -----------   -------------   -----------
BALANCE, JANUARY 1, 1998......      714,000   $58,232    $  318,318   $    96,190           --      $   472,740
                                                                                                    -----------
Comprehensive income loss:
  Net loss....................           --        --            --    (1,138,242)          --       (1,138,242)
  Other comprehensive income
    loss
    Foreign currency
      translation.............           --        --            --            --        1,831            1,831
                                                                                                    -----------
  Comprehensive loss for
    fiscal year...............                                                                       (1,136,411)
                                                                                                    -----------
September 1998--share
  subscription at SEK29.167
  per share net of offering
  costs.......................       60,000     4,893       214,683            --           --          219,576
November 1998--subscription at
  SEK26.316
  per share...................       95,000     7,748       305,930            --           --          313,679
November 1998--subscription at
  SEK21.126
  per share net of offering
  costs.......................       71,000     5,790       182,409            --           --          188,198
November 1998--subscription at
  SEK20.833
  per share net of offering
  costs.......................       60,000     4,893       158,087            --           --          162,980
Shareholders contributions....           --        --        63,590            --           --           63,590
                                 ----------   -------    ----------   -----------      -------      -----------
BALANCE, DECEMBER 31, 1998....    1,000,000    81,556     1,243,017    (1,042,052)       1,831          284,352
Comprehensive income loss:
  Net loss....................           --        --            --    (1,088,893)          --       (1,088,893)
  Other comprehensive income
    loss
    Foreign currency
      translation.............           --        --            --            --       28,019           28,019
                                                                                                    -----------
  Comprehensive loss for
    fiscal year...............           --        --            --            --           --       (1,060,874)
                                 ----------   -------    ----------   -----------      -------      -----------
BALANCE, DECEMBER 31, 1999....    1,000,000   $81,556    $1,243,017   $(2,130,945)     $29,850      $  (776,522)
                                 ==========   =======    ==========   ===========      =======      ===========

    The accompanying notes are an integral part of the financial statements.

                                   UNWIRE AB

           CASH FLOW STATEMENTS (AMOUNTS IN USD) FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1998
                                                              ------------   ------------
CASH INFLOW FROM OPERATING ACTIVITIES
  Net loss..................................................  $(1,088,893)   $(1,138,242)
  Depreciation..............................................       10,268          8,706
  Amortization..............................................      162,432         98,175

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN
  OPERATING ACTIVITIES:
  Increase in accounts receivable...........................      (35,221)       (44,190)
  (Increase)/decrease in prepaid expenses...................        2,454           (717)
  Decrease in other receivables.............................       30,663          8,865
  Increase in inventories...................................     (179,875)        (8,459)
  Increase in accounts payable..............................      170,159        177,759
  Increase/(decrease) in factor borrowings..................      (18,922)        63,203
  Increase/(decrease) in accrued expenses...................      108,973        (39,282)
                                                              -----------    -----------
  NET CASH USED IN OPERATING ACTIVITIES.....................     (837,962)      (874,182)
                                                              -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment.......................      (13,559)       (44,468)
  Additions to patents and trademarks.......................     (138,798)      (146,334)
  Software development costs................................     (132,983)      (116,776)
                                                              -----------    -----------
  NET CASH USED IN INVESTING ACTIVITIES.....................     (285,340)      (307,578)
                                                              -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock....................      352,224        975,031
  Proceeds from bank loan...................................       32,932        185,059
  Proceeds from stockholders' loans.........................       46,822             --
  Proceeds from issuance of convertible debentures..........      585,480             --
                                                              -----------    -----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES.................    1,017,458      1,160,090
                                                              -----------    -----------

EFFECT OF CHANGES IN EXCHANGE RATES ON CASH.................       28,019          1,831
                                                              -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS...................      (77,825)       (19,839)
CASH AND CASH EQUIVALENTS, AT THE BEGINNING OF THE YEAR.....       89,076        108,915
                                                              -----------    -----------

CASH AND CASH EQUIVALENTS, AT THE END OF THE YEAR...........  $    11,251    $    89,076
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

1  THE COMPANY

    Unwire AB ("the Company", Unwire), was incorporated in Sweden July 28, 1997. Unwire has produced a GSM (Global System for mobile communications) positioning system technology (the Technology) which can be used for a variety of positioning and telematics applications including positioning standard mobile phones for resource management, information, safety and security, locating vehicles, management of security and alarm systems, surveillance of rented objects as well as for remote control of industrial equipment.

    Unwire is marketing and further developing the positioning and telematics applications. Unwire's systems consists of a UP Platform with a powerful processor and a large flash memory that makes it possible to use in virtually any communication task, mobile or fixed.

    On November 3, 1997, Unwire acquired a wholly-owed subsidiary in Sweden, Unwire Positioning AB ("Positioning"), Positioning is now dormant with the trade and intangible assets having been transferred to the Company.

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying financial statements represent the financial statements of Unwire and have been prepared in accordance with US generally accepted accounting principles and are presented in US dollars.

    REVENUE RECOGNITION

    The Company records revenues on product sales at the time of shipment.

    FOREIGN CURRENCY TRANSLATION

    Monetary assets and liabilities are translated at the rates prevailing at the balance sheet date to US dollars. Non-monetary assets and liabilities have been translated at the date of transaction. Income statements are translated at average exchange rate for the period. Translation differences that arise are recorded directly as a component of stockholders' equity. Receivables and liabilities denominated in foreign currencies are translated at the rates prevailing at the balance sheet date. Unrealised exchange gains and losses on translation are reported in the income statement.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include all highly liquid investments with original maturities of three months or less. The majority of the Company's cash and cash equivalents reside with high quality Swedish financial institutions. Therefore, the cash balances are not insured by the US Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

    INVENTORIES

    Inventories are valued at the lower of cost or market value, with cost determined using the first-in, first-out method. At December 31, 1999 and 1998, inventories consisted of work in process which amounted to $188,334 and $8,459, respectively.

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FURNITURE AND EQUIPMENT

    Furniture and equipment are recorded at acquisition cost less accumulated depreciation. Depreciation is calculated using a straight line method over the estimated useful lives of the related assets. Furniture and equipment is depreciated over 5 years. Furniture and equipment acquired during the year are depreciated from the date the assets are put to service. Expenditures for normal maintenance and repairs are charged to income. Significant improvements are capitalised.

    PATENTS AND TRADEMARKS

    Patent and trademark costs represent the cost of preparing and filing applications to patent the Company's proprietary technologies. Such costs are amortized over the shorter of the life of the patent or the economic lives of the assets, generally three years, beginning on the date the patents or rights are issued. Amortization expense for 1999 and 1998 was $71,911 and $48,788, respectively.

    SOFTWARE DEVELOPMENT COSTS

    Software development costs for products and certain product enhancements are capitalised subsequent to the establishment of their technological feasibility (as defined in Statement of Financial Accounting Standards No. 86) based upon the existence of working models of the products which are ready for initial customer testing. Costs incurred prior to such technological feasibility or subsequent to a product's general release to customers are expensed as incurred. During 1999 and 1998, the Company incurred and capitalized $137,892 and $116,776 of Software development costs. Amortization expense reported for the years 1999 and 1998 was $90,521 and $49,397, respectively. Amortization expense is based upon the ratio that current gross revenues bear to total estimated gross revenues which was an amount approximating the amortization on a straight line method over the estimated economic life of the product of three years.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company periodically evaluates potential impairment of long-lived assets based upon cash flows. A loss relating to an impairment of assets occurs when the aggregate of the estimated undiscounted future cash inflows to be generated by the Company's assets (including any salvage values) are less than the related assets' carrying value. Impairment is measured based on the difference between the higher of the fair value of the assets or present value of the discounted expected future cash flows and the assets' carrying value. No impairment was recorded in fiscal 1999 and 1998.

    INCOME TAXES

    The Company utilizes the assets and liability method to account for income taxes whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences attributable to temporary differences between the financial reporting basis of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered and settled. The effect of exchange in tax rates on deferred tax assets and liabilities is recognized in the period in which the change is enacted.

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EARNINGS PER SHARE

    The Company calculated its earnings per share pursuant to SFAS No. 128, "Earnings per Share", which requires the presentation of both basic and fully diluted earnings per share (EPS). Assumed exercise of options and conversion of debt have not been included in the calculation of diluted EPS since the effects would be anti-dilutive. Accordingly, basic and diluted net loss per share do not differ for any period presented. EPS is computed based on the loss to common stockholders and the weighted average number of shares outstanding. The weighted average number of shares outstanding was 1,000,000 and 771,041 as of December 31, 1999 and 1998, respectively.

    USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

    EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998 the Financial Accounting Standards Board FASB issued SFAS
No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting requirements for derivative instruments SFAS No. 133, as amended by SFAS No.137 is effective for fiscal years beginning after June 30, 2000. The Company has not in the past nor does it anticipate that it will engage in transactions involving derivative instruments, and therefore does not expect this pronouncement to have any effect on the financial statements.

    The Company adopted Statement of Financial Accounting Standards ("SFAS")
No. 130 "Reporting Comprehensive Income" in the first quarter of fiscal 1998. SFAS No 130 sets standards for the reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is comprised of net income and all changes in stockholders' equity except those due to investments by owners and distributions to owners, which for the Company includes unrealized gains (losses) on marketable securities. The Company has elected to disclose comprehensive income in its Statement of Changes in Stockholders' Equity.

    STOCK SPLIT

    During November 1998, the Company completed a 1,000 for 1 stock split of its common stock. Accordingly, all shares and per share amounts have been retroactively restated in the financial statements to reflect this split.

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

3  INCOME TAXES

                                                              1999       1998
                                                            --------   --------
Current tax expenses:.....................................       --         --
  Federal.................................................       --         --
  State...................................................       --         --
  Foreign.................................................       --         --
Deferred tax expenses:
  Federal.................................................       --         --
  State...................................................       --         --
  Foreign.................................................       --         --
                                                            -------    -------
  Total tax provision.....................................       --         --
                                                            =======    =======

    Unwire AB did not have taxable income for the period from January 1 1998 and therefore does not have any current income tax expenses.

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

3  INCOME TAXES (CONTINUED)

    The significant components of the company's deferred income tax assets are as follows:

    Deferred income tax assets:

                                                          1999        1998
                                                        ---------   ---------
Net operating losses..................................  $ 596,000   $ 292,000
Valuation allowance...................................   (596,000)   (292,000)
                                                        ---------   ---------
Net deferred income tax asset.........................  $      --   $      --
                                                        =========   =========

    The Swedish net operating losses amount to approximately US$2,100,000 at December 31, 1999. These net operating losses do not expire.

    Reconciliation of the effective tax rate to the US statutory rate is as follows:

                                                                1999       1998
                                                              --------   --------
Tax expense at Swedish statutory rate.......................    (28)%      (28)%
Change in valuation allowances..............................     28%        28%
                                                                ---        ---
Effective income tax rate...................................     --         --
                                                                ===        ===

4  SOFTWARE DEVELOPMENT COSTS, NET

    Software development costs at December 31, 1999 and 1998 consisted of the following:

                                                            1999       1998
                                                          --------   --------
Software development costs..............................  $200,362   $116,776
Less accumulated amortization...........................   (90,521)   (49,397)
                                                          --------   --------
                                                          $109,841   $ 67,379
                                                          ========   ========

5  PATENTS AND TRADEMARKS, NET

    Patents and trademarks at December 31, 1999 and 1998 consisted of the following:

                                                           1999        1998
                                                         ---------   --------
Patents and trademarks.................................  $ 285,132   $146,334
Less accumulated amortization..........................   (120,689)   (48,778)
                                                         ---------   --------
                                                         $ 164,443   $ 97,556
                                                         =========   ========

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

6  FURNITURE AND EQUIPMENT

    Furniture and equipment at December 31, 1999 and 1998 consisted of the following:

                                                             1999       1998
                                                           --------   --------
Furniture and equipment..................................  $ 49,322   $44,533
Less accumulated depreciation............................   (10,268)   (8,706)
                                                           --------   -------
                                                           $ 39,054   $35,827
                                                           ========   =======

7  LONG-TERM DEBT

    Long-term debt consisted of the following at December 31, 1999 and 1998

                                                            1999       1998
                                                          --------   --------
Note payable--bank......................................  $217,991   $185,059
Less: current maturities................................   147,758     18,506
                                                          --------   --------
                                                          $ 70,233   $166,553
                                                          ========   ========

    Note payable--bank is payable in quarterly principal installments of $4,627.00, with a balloon payment in June 2001.

    The note bears interest at 9.85% and is due June, 2000.

    The note is collateralized by the assets of the Company.

8  NOTES PAYABLE--STOCKHOLDERS

    All of the stockholders of the Company, lent the Company $46,822 during the year. The notes are payable on demand and are non-interest bearing.

9  CONVERTIBLE DEBENTURES

    During the year the company issued an aggregate of $585,480 convertible debentures ("the Debentures") to stockholders of the Company. The Debentures are immediately convertible at the option of the holders into 500,000 shares of the Company's common stock. The Debentures are non interest bearing.

10  FINANCIAL ITEMS NET

                                                            1999       1998
                                                          --------   --------
Interest income.........................................  $  1,082   $  4,580
Interest expenses.......................................   (43,385)   (11,446)
                                                          --------   --------
                                                          $(42,303)  $ (6,866)
                                                          ========   ========

                                   UNWIRE AB

       NOTES FORMING PART OF THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1999 AND 1998 (CONTINUED)

11  SUBSEQUENT EVENTS

    In January 2000, the Company issued 805,900 shares for cash of approximately $650,000.

    On February 29, 2000 all of the capital stock of the company was acquired by another entity; CellPoint Inc ("CellPoint"), a US corporation. The purchase price was paid by the issuance of an aggregate of 1,075,000 shares of common stock in CellPoint. CellPoint is a US company with subsidiary operations in Sweden, the United Kingdom and South Africa delivering positioning and telematic services in co-operation with cellular operators worldwide.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information ("the Unaudited Pro Forma Consolidated Financial Information") has been derived from the application of pro forma adjustments to the historical financial statements of CellPoint Inc. ("CellPoint"), as included elsewhere herein, and the unaudited historical financial statements for the nine months ended March 31, 2000 as included elsewhere herein.

    The Unaudited Pro Forma Consolidated Financial Information gives effect to the acquisition of Unwire AB as if such event had occurred as of July 1, 1998 for purposes of the Unaudited Pro Forma Consolidated Statements of Operations for the year ended June 30, 1999 and the nine months ended March 31, 2000. A Pro Forma balance sheet has not been presented since the transaction is already reflected in the historical Consolidated Balance Sheet of CellPoint as of March 31, 2000 presented elsewhere herein.

    The Unaudited Pro Forma Consolidated Financial Information is presented for information purposes only and does not purport to represent what CellPoint's financial position and results of operations would actually have been if the aforementioned event had occurred on the dates specified, or to project CellPoint's results of operations for any future periods. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the consolidated historical financial statements of CellPoint Inc. as included elsewhere herein.

                                 CELLPOINT INC.

            UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 1999

                                              CELLPOINT INC.   UNWIRE AB                   PRO FORMA
                                                HISTORICAL     HISTORICAL   ADJUSTMENTS   CONSOLIDATED
                                              --------------   ----------   -----------   ------------
Revenue.....................................            --        497,212                     497,212
Cost of goods sold..........................            --       (565,957)                   (565,957)
                                                ----------     ----------   -----------   -----------
Gross Profit (Loss).........................            --        (68,745)                    (68,745)
                                                ----------     ----------   -----------   -----------
Selling, general and administrative
  expenses..................................    (1,637,240)      (697,097)                 (2,334,337)
Professional fees...........................      (534,176)      (117,549)                   (651,725)
Depreciation and amortization...............      (702,063)      (150,784)  (10,208,253)  (11,061,100)
                                                ----------     ----------   -----------   -----------
Operating loss..............................    (2,873,479)    (1,034,175)  (10,208,253)  (14,115,907)
Financial items, net........................       (96,272)       (20,391)                   (116,663)
                                                ----------     ----------   -----------   -----------
Net loss before taxes.......................    (2,969,751)    (1,054,566)  (10,208,253)  (14,232,570)
Income taxes................................            --             --                          --
                                                ----------     ----------   -----------   -----------
NET LOSS....................................    (2,969,751)    (1,054,566)  (10,208,253)  (14,232,570)
                                                ==========     ==========   ===========   ===========

Adjustments reflect twelve months of amortization of goodwill arising on the acquisition of Unwire. The goodwill will be amortized over seven years.

                                 CELLPOINT INC.

            UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                                CELLPOINT INC.   UNWIRE AB                   PRO FORMA
                                                  HISTORICAL     HISTORICAL   ADJUSTMENTS   CONSOLIDATED
                                                --------------   ----------   -----------   ------------
Revenue.......................................       605,808       352,818                      958,626
Cost of goods sold............................       (61,027)     (701,327)                    (762,354)
                                                  ----------      --------    ----------    -----------
Gross Profit (Loss)...........................       544,601      (348,509)                     196,272
                                                  ----------      --------    ----------    -----------
Selling, general and administrative
  expenses....................................    (2,459,142)     (541,572)                  (3,000,714)
Professional fees.............................    (1,247,634)     (185,676)                  (1,433,310)
Depreciation and amortization.................    (1,543,336)     (181,321)   (7,635,750)    (9,360,407)
                                                  ----------      --------    ----------    -----------
Operating loss................................    (4,705,511)     (908,569)   (7,635,750)   (13,794,431)
Financial items, net..........................      (815,573)      (38,884)                    (854,457)
                                                  ----------      --------    ----------    -----------
Net loss before taxes.........................    (5,521,084)     (947,453)   (7,635,750)   (14,648,888)
Income taxes..................................            --            --
                                                  ----------      --------    ----------    -----------
NET LOSS......................................    (5,521,084)     (947,453)   (7,635,750)   (14,648,888)
                                                  ==========      ========    ==========    ===========

   Adjustments reflect six months of amortization of goodwill arising on the acquisition of Unwire.
                The goodwill will be amortized over seven years.

                        CELLPOINT INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                (AMOUNTS IN US$)

                                                              MARCH 31, 2000
                                                              ---------------
                                                                (UNAUDITED)
                                   ASSETS

CURRENT ASSETS:
Cash and cash equivalents...................................    $ 4,874,541
Accounts receivable.........................................        142,988
Other assets................................................         76,376
Prepaid expenses............................................        278,865
Other receivables...........................................        312,766
Inventory...................................................        202,976
                                                                -----------
TOTAL CURRENT ASSETS........................................      5,888,512
LONG-TERM ASSETS:
Purchased technology, net of amortization of $1,570,838 and
  $483,336, respectively....................................      8,579,162
Matrix franchising concept, net of amortization of $361,112
  and $111,112, respectively................................        638,888
Employment contracts, net of amortization of $222,079 and
  $68,331, respectively.....................................        200,909
Investment..................................................        500,000
Patents and trademarks, net of amortization.................        144,834
Capitalized software development costs......................        322,099
Goodwill, net of amortization of $846,090...................     70,885,455
Machinery and equipment, net of depreciation of $84,019 and
  $46,142, respectively.....................................        261,649
                                                                -----------
TOTAL LONG-TERM ASSETS......................................     81,532,996
                                                                -----------
TOTAL ASSETS................................................    $87,421,508
                                                                ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses............................................    $   980,670
Accounts payable............................................        369,068
Deferred revenue............................................             --
Due to shareholders.........................................             --
Due to affiliate............................................             --
Other loans.................................................        843,482
Other current liabilities...................................        284,109
                                                                -----------
TOTAL CURRENT LIABILITIES...................................      2,477,329
                                                                -----------
TOTAL LIABILITIES...........................................      2,477,329
                                                                -----------
STOCKHOLDERS' EQUITY:
Preferred shares ($0.001 par value; 3,000,000 shares
  authorized, no shares issued).............................             --
Common Stock ($0.001 par value; 22,000,000 shares
  authorized, 10,465,000 shares issued and 6,665,000 shares
  issued)...................................................         10,465
Additional paid-in capital..................................     95,300,348
Cumulative translation adjustment...........................        (48,471)
Accumulated deficit.........................................    (10,318,163)
                                                                -----------
Total stockholders' equity..................................     84,944,179
                                                                -----------
Total liabilities and stockholders' equity..................    $87,421,508
                                                                ===========

                        CELLPOINT INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                (AMOUNTS IN US$)

                                                  THREE MONTHS ENDED           NINE MONTHS ENDED
                                               -------------------------   -------------------------
                                                MARCH 31,     MARCH 31,     MARCH 31,     MARCH 31,
                                                  2000          1999          2000          1999
                                               -----------   -----------   -----------   -----------
                                               (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Sales, net...................................     265,511            --    $   619,274            --

Cost of sales................................      62,458            --         62,458            --
                                               ----------    ----------    -----------   -----------

Gross profit.................................     203,053            --        556,816            --
                                               ----------    ----------    -----------   -----------

Selling, general and administrative
  expenses...................................    (600,521)     (507,089)    (2,580,902)   (1,296,409)

Professional fees............................  (1,027,433)           --     (1,270,967)           --

Depreciation and amortization................  (1,379,378)     (175,077)    (2,398,419)     (193,520)
                                               ----------    ----------    -----------   -----------

TOTAL OPERATING EXPENSES.....................  (3,007,332)     (682,166)    (6,250,288)   (1,489,929)
                                               ==========    ==========    ===========   ===========

Loss from operations.........................  (2,804,279)     (682,166)    (5,693,472)   (1,489,929)
                                               ----------    ----------    -----------   -----------

Interest expense, net of interest income and
  other......................................      (9,172)        9,306       (818,348)        6,721

NET LOSS.....................................  (2,813,451)     (672,860)    (6,511,820)   (1,483,208)
                                               ==========    ==========    ===========   ===========

Net loss per share basic and diluted.........       (0.29)        (0.09)         (0.73)        (0.20)
                                               ==========    ==========    ===========   ===========

Weighted average shares outstanding basic and
  diluted....................................   9,748,333     7,440,000      8,933,361     7,440,000

                        CELLPOINT INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                (AMOUNTS IN US$)

                                                                  NINE MONTHS ENDED
                                                              -------------------------
                                                               MARCH 31,     MARCH 31,
                                                                 2000          1999
                                                              -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
Net loss....................................................   6,511,820     1,483,208

Other comprehensive income (loss)

  Currency translation adjustment...........................      46,153          (363)
                                                              ----------    ----------

Comprehensive loss for fiscal year..........................  $6,557,973    $1,482,845
                                                              ==========    ==========

                        CELLPOINT INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                (AMOUNTS IN US$)

                                                                  NINE MONTHS ENDED
                                                              -------------------------
                                                               MARCH 31,     MARCH 31,
                                                                 2000          1999
                                                              -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss....................................................  $(6,511,820)  $(1,483,208)
Adjustments to reconcile net loss to net cash used in
operating activities: Depreciation and amortization.........    2,493,403       193,520
Noncash financing costs.....................................      660,000            --

CHANGES IN OPERATING ASSETS AND LIABILITIES:

Increase in accounts receivable.............................     (128,301)      (81,679)
Increase in inventory.......................................      (15,634)           --
Decrease in other assets....................................       15,538            --
Increase in prepaid expenses................................     (259,268)      (59,347)
Increase in other receivables...............................     (292,233)           --
Increase in accrued expenses and other current
liabilities.................................................       94,688      (189,780)
Increase (decrease) in accounts payable.....................      107,443      (188,413)
Decrease in advances from employee..........................           --      (133,357)
Decrease in due from affiliate..............................     (123,799)           --
                                                              -----------   -----------
NET CASH USED IN OPERATING ACTIVITIES.......................   (3,959,983)   (1,942,264)
                                                              -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of shares in subsidiary and affiliate..............           --      (250,000)
Purchase of fixed assets....................................     (149,396)      (28,282)
                                                              -----------   -----------
NET CASH USED IN INVESTING ACTIVITIES.......................     (149,396)     (278,282)
                                                              -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayments of stockholders' loans...........................     (150,000)           --
Proceeds from notes payable.................................    2,000,000            --
Net proceeds from issuance of shares........................    9,000,000     2,466,667
Repayments of notes payable.................................   (2,000,000)           --
                                                              -----------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    8,850,000     2,466,667
                                                              -----------   -----------
Effect of changes in exchange rates on cash.................      (46,153)         (363)
                                                              -----------   -----------
Increase in cash and cash equivalents.......................    4,694,468       245,758
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............      180,073       764,603
                                                              -----------   -----------
CASH AND CASH EQUIVALENT, END OF PERIOD.....................  $ 4,874,541   $ 1,010,361
                                                              ===========   ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

BASIS OF PRESENTATION

    NATURE OF REPORT. The consolidated balance sheet at the end of the preceding fiscal year has been derived from the audited consolidated balance sheet contained in the Company's Annual Report on Form 10-KSB, on file with the Securities and Exchange Commission, and is presented for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and changes in cash flows, for all periods presented, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

    INVENTORIES. Inventories are valued at the lower of cost or market value, with cost determined using First-in, First-out method.

    PATENTS AND TRADEMARKS. Patent and trademark costs represent the cost of preparing and filing applications to patent the Company's proprietary technologies. Such costs are amortized over shorter of the life of the patent or the economic "lives" of the assets, generally three years, beginning on the date the patents or rights are issued.

    SOFTWARE DEVELOPMENT COSTS. Software development costs for products and certain product enhancements are capitalised subsequent to the establishment of their technological feasibility (as defined in Statement of Financial Accounting Standards No. 86) based upon the existence of working models of the products which are ready for initial customer testing. Costs incurred prior to such technological feasibility or subsequent to a product's general release to customers are expensed as incurred. Amortization expense based on the ratio that current gross revenues bear to total estimated gross revenues, which was an amount approximating the amortization on a straight-line method over the estimated economic life of the product of three years.

    FOOTNOTES. Certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB, on file with the Securities and Exchange Commission.

    ESTIMATES AND UNCERTAINTIES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates. Estimates relate primarily to recoverability of the Company's tangible and intangible assets.

    PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

COMMITMENTS AND CONTINGENCIES

    The Company will incur tax expense related to all options exercised by Swedish option holders. To date, no options have been exercised.

                                  (UNAUDITED)

DEVELOPMENT STAGE

    The Company started selling its systems during the first quarter of fiscal 2000 and acquired an operating business in the current quarter (see Note 4). As a result, the Company has emerged from development stage.

ACQUISITION

    On February 29, 2000, the Company acquired all of the outstanding shares of Unwire AB for 1,075,000 shares of the Company's Common Stock, having a fair market value of approximately $72 million. The Company accounted for this acquisition as a purchase. The excess cost over fair market value of the net tangible assets acquired was approximately $72 million and was allocated to goodwill which will be amortized over seven years. Results of operations have been included in the Company's consolidated financial statements for the period from March 1, 2000 through March 31, 2000.

    The pro forma unaudited results of operations for the three months and nine months ended March 31, 2000, combining the acquisition of Unwire AB as though it was acquired by the Company as of July 1, 1998, are as follows:

                              THREE MONTHS ENDED                   NINE MONTHS ENDED
                       ---------------------------------   ---------------------------------
                       MARCH 31, 2000    MARCH 31, 1999    MARCH 31, 2000    MARCH 31, 1999
                       ---------------   ---------------   ---------------   ---------------
Revenue..............    $  292,443          $199,824        $  958,625         $  297,388
Net Loss.............    $3,102,913          $786,438        $7,662,958         $2,374,845

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 --------
WHERE YOU CAN FIND MORE INFORMATION ABOUT US...      3
FORWARD-LOOKING STATEMENTS.....................      3
SUMMARY INFORMATION............................      4
SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND
  OTHER DATA...................................      7
RISK FACTORS...................................      8
USE OF PROCEEDS................................     13
DIVIDEND POLICY................................     13
CAPITALIZATION.................................     13
SELECTED CONSOLIDATED FINANCIAL INFORMATION....     14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
  OPERATION....................................     15
BUSINESS.......................................     21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT...............................     29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
  CONTROL PERSONS..............................     31
EXECUTIVE COMPENSATION.........................     32
SUMMARY COMPENSATION TABLE.....................     32
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.................................     33
MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
  EQUITY AND OTHER STOCKHOLDER MATTERS.........     34
DESCRIPTION OF SECURITIES......................     34
RECENT SALES OF UNREGISTERED SECURITIES........     35
THE SELLING STOCKHOLDERS.......................     36
PLAN OF DISTRIBUTION...........................     41
INDEMNIFICATION................................     42
LEGAL OPINIONS.................................     42
EXPERTS........................................     42
CONSOLIDATED FINANCIAL STATEMENTS OF CELLPOINT
  INC. and SUBSIDIARIES........................    F-1

                                1,686,272 SHARES
                                       OF
                                  COMMON STOCK

                                 CELLPOINT INC.

                                  COMMON STOCK
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 AUGUST 4, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------